Exhibit 10.1(a)
Execution Copy
OFFICE LEASE AGREEMENT
BETWEEN
ALPHA 4, L.P.
a Pennsylvania limited partnership
AND
DUOLINGO, INC.,
a Delaware corporation

OFFICE LEASE AGREEMENT
This Office Lease Agreement (this “Lease”) is made as of November 18, 2015 between ALPHA 4, L.P., a Pennsylvania limited partnership (“Landlord”) and DUOLINGO, INC., a Delaware corporation (“Tenant”), with the intent to be legally bound.
ARTICLE I
BASIC DATA; DEFINITIONS; EXHIBITS
1.1    Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section.
Building: The two (2) story building located at 5900 Penn Avenue, Pittsburgh, PA 15206, which includes, without limitation, retail space and office space. The Building and the land on which the Building is situated are sometimes together referred to herein as the “Property.”
Premises: A portion of the second floor of the Building and 1,660 square feet of space in the Basement to be used by Tenant for the Fitness Center Area.
Premises Rentable Area: Approximately 17,649 square feet of the Building comprised of 15,989 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building. The Premises Rentable Area shall be calculated in accordance with Exhibit F.
Delivery Date: The date on which Landlord’s Work is substantially completed. The anticipated Delivery Date is April 1, 2016; provided, that this Lease is executed by Tenant on or before November 18, 2015; however, except to the extent set forth below, under no circumstances shall Landlord have any liability in the event that Landlord’s Work is not completed and/or Landlord does not deliver the Premises on or prior to April 1, 2016. In the event the Delivery Date does not occur on or before April 1, 2016 (excluding Force Majeure Delays and Tenant Delays), the Rent Commencement Date will be extended by 2 days beyond the 90th day after the Delivery Date for each day after April 1, 2016 that the Delivery Date is delayed. In addition, in the event that the Delivery Date has not occurred on or before June 1, 2016 (excluding Force Majeure Delays and Tenant Delays) and so long as such failure shall continue, Tenant may terminate this Lease by providing ten (10) days written notice thereof to Landlord, and provided that the possession of the Premises is not delivered during such 10-day period, the Security Deposit shall be immediately returned to Tenant and the parties shall have no further rights or obligations under this Lease except for those obligations, if any, that survive the termination hereof. Notwithstanding the foregoing, the April 1, 2016 and June 1, 2016 dates set forth above are contingent on the Lease being executed by Tenant on or before November 18, 2015. In the Lease is not executed by Tenant on or before November 18, 2015, the April 1, 2016 and June 1, 2016 dates shall be extended by two days for each day after November 18, 2015 until the Lease is signed. “Tenant Delay” means a delay in the completion of Landlord’s Work to the extent caused by Tenant or Tenant’s agents, representatives, contractors or licensees acting in such capacities (as opposed to working on behalf of Landlord), provided that in order for a delay to be a Tenant Delay, Landlord shall have provided Tenant with at least three days written notice detailing the manner in which Tenant or Tenant’s agents, representatives, contractors or licensees are causing the delay, during which period Landlord shall provide Tenant with the opportunity to cure such delay. “Force Majeure Delay” means a delay in the completion of Landlord’s Work to the extent caused by an event which is a Force Majeure, provided that in order for a delay to be a Force Majeure Delay, Landlord shall have provided written notice to Tenant of the Force Majeure within three days after such Force Majeure event and shall use commercially reasonable efforts to mitigate the effects of the Force Majeure event.
Landlord’s Work: Landlord intends to construct the work within the Premises identified and/or defined on Exhibit C, attached hereto and made a part hereof (“Landlord’s Work”).
Tenant’s Work: Following the Delivery Date, Tenant shall commence and complete the Alterations it deems necessary to conduct its business in the Premises (collectively, “Tenant’s Work”), in compliance with the terms of this Lease, including Exhibit E, attached hereto and made a part hereof. Tenant shall be permitted early access to the Premises as set forth in Exhibit B.
Tenant Allowance: $35.00 per rentable sq. ft. ($559,615 based on 15,989 square feet) to complete the Tenant’s Work. Tenant shall be solely responsible for the cost of all Tenant’s Work and improvements to the Premises in excess of the foregoing.
Term Commencement Date: The term of this Lease shall commence on the date that is the earlier to occur of (i) the date that Tenant opens for business in the Premises and (ii) Rent Commencement Date.
Rent Commencement Date: The date that is ninety (90) days following the Delivery Date.
Initial Term: Sixty (60) complete calendar months following the Rent Commencement Date, subject to earlier termination as set forth herein
Extension Options: Three (3) successive periods of two (2) years each, under and subject to the terms of Exhibit B.
Termination Option: See Exhibit B.
Base Rent: (Based on 15,989 sq. ft.)

Period	Base Rent
Initial Term	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Years 1-5	$26.00	$415,714.00	$34,642.83

First Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 6	$26.52	$424,028.28	$35,335.69
Year 7	$27.05	$432,502.45	$36,041.87
Second Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 8	$27.59	$441,136.51	$36,761.37
Year 9	$28.14	$449,930.46	$37,494.20
Third Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 10	$28.70	$458,884.30	$38,240.36
Year 11	$29.27	$467,998.03	$38,999.84
Base Year: Calendar year 2017
Tenant’s Proportionate Share: 33.26% (15,989 sq. ft./48,067 sq. ft.). The calculation of the total square footage of the Building shall be finalized in accordance with the method set forth on Exhibit F attached hereto and incorporated herein, based on the BOMA Standard that may be modified as set forth on such Exhibit F. Notwithstanding the foregoing, in light of the use of the first floor of the Building for retail, the denominator for Tenant’s Proportionate Share with respect to Operating Expenses unrelated to the first floor operations (i.e., office common area maintenance, passenger elevator maintenance, office space common area utilities and office space security system maintenance, and any other items agreed upon by Landlord and Tenant) shall not include the first floor of the Building used for retail. For other purposes, the denominator for Tenant’s Proportionate Share shall be the Rentable Square feet of the Building (e.g., Taxes, insurance, exterior lights and snow and ice removal), Tenant’s Proportionate Share shall be adjusted in accordance with such calculation. The Building square footage and Tenant’s Proportionate Share will be adjusted from time to time for changes in the Premises or the Building, including the creation of the third floor and/or mezzanine on the first floor.
Permitted Use: General office use and uses incidental thereto, and for no other purpose without the Landlord’s written approval.
Landlord’s Addresses for Notices:
Alpha 4, L.P.
6019 Grafton Street
Pittsburgh, PA 15206
Attention: Anthony Dolan

With a copy to:
Cohen & Grigsby, P.C.
625 Liberty Avenue
Pittsburgh, PA 15222-3152
Attention: ###
Tenant’s Address for Notices:
Until Tenant commences business operations from the Premises:
Duolingo, Inc.
5533 Walnut Street
Pittsburgh, PA 15232
Attn: CEO
Thereafter: The Premises
Attn: CEO
Normal Office Hours: Monday - Friday 9:00 A.M. - 8:00 P.M.; Saturday 8:00 A.M. - 12:00 P.M.
Security Deposit: $10,000
1.2    Defined Terms. Capitalized terms used herein and not otherwise defined are defined below:
“Additional Rent” is defined in Section 4.2.
“Affiliate” or “Affiliates” of a Person means any other Person who directly or indirectly controls, is controlled by or is under common control with such Person at the time in question. For purposes of this definition, a Person shall be deemed, in any event, to control another Person if it owns or controls, directly or indirectly, or has the ability to direct or cause the direction or control of, the management or policies of a Person and has more than fifty percent (50%) of the ownership interest of the other Person.
“Alterations” is defined in Section 9.2.
“Bankruptcy Event” is defined in Section 14.6.
“Basement” is defined in Exhibit B.
“Base Operating Expenses” is defined in Section 5.1.
“Base Rent” is defined in Section 1.1.
“Base Taxes” is defined in Section 5.1.
“Base Year” is defined in Section 1.1.

“Bike Area” is defined in Exhibit B.
“BOMA Standard” means the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association.
“Building” is defined in Section 1.1.
“Common Areas” is defined in Section 2.2.
“Comparison Year” is defined in Section 5.1.
“Compliance Period” means any period designated as such in any agreements relating to New Markets Tax Credits.
“Default Rate” is defined in Section 4.4.
“Delivery Date” is defined in Section 1.1.
“Event of Default” is defined in Section 14.1.
“Expiration Date” means the date when the Lease Term, as the same may have been extended by the exercise of any extension option, is scheduled to expire.
“Extension Option” is defined in Section 1.1.
“Fitness Center Area” is defined in Exhibit B.
“Force Majeure” means any period during which Landlord or Tenant shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lock-outs, weather conditions, breakdown, accident, casualties, acts of God, labor troubles, failure of power, governmental laws, orders or regulations, action or inaction of governmental authorities, riots, insurrection, war or other causes beyond the reasonable control of Landlord or Tenant.
“Governmental Rule” is defined in Section 7.2.
“HVAC” is defined in Section 8.2.
“Initial Term” is defined in Section 1.1.
“Landlord Party” means Landlord and any of Landlord’s officers, directors, equity holders (direct or indirect), and employees.
“Lease Term” is defined in Section 2.1.
“Losses” is defined in Section 15.2.
“Mortgage” is defined in Section 12.1.

“Mortgagee” is defined in Section 12.1.
“New Markets Tax Credits” means those certain tax credits obtained by the Property pursuant to the U.S. Department of the Treasury New Markets Tax Credits Program.
“Normal Office Hours” is defined in Section 1.1.
“Operating Expenses” is defined in Section 5.1.
“Permitted Use” is defined in Section 1.1.
“Person” means any individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, governmental entity or other entity.
“Plans and Specifications” is defined in Exhibit E.
“Premises” means the Premises identified in Section 1.1, as the same may be modified or relocated during the Lease Term.
“Premises Rentable Area” means the rentable square feet of the Premises as determined in accordance with Exhibit F. Premises Rentable Area shall initially be as specified in Section 1.1, but shall be adjusted in connection with any modification of the Premises, including final design and fully approved Plans and Specifications. For purposes of determining Rent herein (including the Base Rent and the numerator of Tenant’s Proportionate Share), the Fitness Center Area shall be excluded, as Tenant shall not pay Rent on the Fitness Center Area.
“Prohibited Use” means any use of, or activity conducted in, the Premises which constitutes or causes any of the following: (a) waste, nuisance or unreasonable annoyance to Landlord or any tenant or occupant of the Property; (b) a violation of any Requirement; (c) damage to, or undue strain on, the Premises or the Property or any of the Systems or Equipment; (d) repeated demonstrations, bomb threats or other events which require evacuation of the Building or otherwise unreasonably disrupt the use, occupancy or quiet enjoyment of the Property by Landlord or any other tenant or occupant; (e) unreasonable impairment of or interfere with any of the Systems or Equipment or the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in or at the Property; or (f) any increase in the premiums for any insurance carried by Landlord on the Property, or the refusal by insurance companies of good standing to insure any portion of the Property in amounts and against risks as reasonably determined by Landlord; or (g) a medical or dental office, an employment agency, an executive search firm or a school or vocational training center. Additionally, Prohibited Use shall be deemed to include the following restrictions related to certain tax credits obtained in connection with the Property: (y) during the Compliance Period (defined herein) attributable to any New Markets Tax Credits, no portion of the Premises is or will be leased to any tenant whose business activities include any trade or business consisting of the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any other store the principal purpose of which is the sale of alcoholic beverages for consumption off of the Premises.
“Property” is defined in Section 1.1.

“Rent” is defined in Section 4.3.
“Rent Commencement Date” is defined in Section 1.1.
“Requirements” is defined in Section 7.2.
“Rules and Regulations” means the Rules and Regulations attached hereto as Exhibit D, together with such reasonable amendments (including supplements) as Landlord may make thereto and notify Tenant of from time to time.
“Rules and Regulations for Tenant Alterations” means the Rules and Regulations for Tenant Alterations attached hereto as Exhibit E, together with such reasonable amendments (including supplements) as Landlord may make thereto and notify Tenant of from time to time.
“Subject Space” is defined in Section 10.2.
“Systems and Equipment” means any plants, machinery, transformers, duct work, pipes, cables, wires, computers and other equipment, facilities and systems which supply electricity, gas, steam, HVAC, water, telecommunications or any other services or utilities to the Building or the Property or which comprise any component of the Building’s or the Property’s electrical, gas, steam, HVAC, plumbing, telecommunications, alarm, security or fire/life safety systems or equipment, and any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building or the Property in whole or in part.
“Taxes” is defined in Section 5.1.
“Tenant Addendum” means the Tenant Addendum attached hereto as Exhibit B, as the same may be amended.
“Tenant Party” means Tenant and any of Tenant’s officers, directors, equity holders, employees, agents, guests, representatives, contractors, subcontractors, assignees, subtenants, licensees or invitees.
“Tenant’s Expense Payment” is defined in Section 5.3.
“Tenant’s Proportionate Share” means, (except as otherwise provided in Section 1.1 above), a fraction (expressed as a percentage) determined by dividing the Premises Rentable Area by the Building Rentable Area. Tenant’s Proportionate Share shall initially be as specified in Section 1.1, but shall be adjusted to reflect adjustments, reconfigurations, additions, contractions or modifications to the Premises Rentable Area or the Building Rentable Area.
“Tenant’s Tax Payment” is defined in Section 5.2
“Term Commencement Date” is defined in Section 1.1.
“Transfer” is defined in Section 10.1.
“Transfer Notice” is defined in Section 10.2.

“Work Letter” means the Work Letter attached hereto as Exhibit C, as the same may be amended.
1.3    Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord or Tenant, as the case may be, to perform the obligations stated therein.
Exhibit A – Premises Floor Plan
Exhibit B – Tenant Addendum
Exhibit C – Landlord’s Work
Exhibit D – Rules and Regulations
Exhibit E – Rules and Regulations for Tenant Alterations
Exhibit F – Rentable Square Foot Calculations
Exhibit G – Signage Location
ARTICLE II
PREMISES AND APPURTENANT RIGHTS
2.1    Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Initial Term specified in Section 1.1 and such Extension Options, if any, as may be properly exercised by Tenant (collectively, the “Lease Term”) and upon the terms and conditions set forth herein.
2.2    Common Areas.
(a)    Definition.
“Common Areas” means all entrances and exits, landscaping, curbs, loading docks, retaining walls, if any, sidewalks, driveways, if any, lighting facilities, elevators, stairs and all other areas and improvements located in the Property provided for the common or joint use and benefit of tenants of the Property, their officers, agents, employees and customers, including, but not limited to, all delivery areas, sidewalks, signage, and the Bike Area and restrooms to be constructed by Landlord (but not including any portion of the Fitness Center Area (other than the showers)), other public areas, and Property or Building security.
(b)    Tenant’s Rights Regarding Common Areas. Tenant shall have the nonexclusive right to use, and permit Tenant Parties to use, in common with Landlord and others, the Common Areas.
(c)    Rights with Respect to the Common Areas. Notwithstanding anything contained in this Lease to the contrary, Landlord and/or the other owners of the Property shall have the following rights with respect to the Common Areas:
(i)    to close all or any portion of the Common Areas to such extent as may be necessary to avoid the creation of any rights of the public in the Common Areas;

(ii)    to close all or any portion of the Common Areas to discourage use by persons other than tenants and customers of the Property;
(iii)    to increase, reduce, eliminate or change the number, dimensions or locations of the walks, driveways, elevators, entrances, corridors and other Common Areas or Building security as Landlord may reasonably deem necessary, and Landlord reserves the right to maintain, operate and police the Common Areas and to make alterations or additions to the Common Areas;
(iv)    to connect the Common Areas to other elements or additions to the Building and may grant the use thereof to tenants of other additions to the Building, or any other persons reasonably entitled to use the Common Areas, at any time; and/or
(v)    to reduce the Common Areas at any time in order to create additional tenant premises, place carts, kiosks, counters and the like upon the Common Areas, at any time and in any location.
Such reasonable closure, discontinuance or use of any or all of the Common Areas pursuant to the provisions of this Section shall not entitle Tenant to a reduction in any Rent or to any other compensation or damages, provided such change does not materially and adversely impair Tenant’s use of the Premises. Notwithstanding anything contained herein or elsewhere in this Lease to the contrary, Landlord shall not have the right to do any of the foregoing or make any changes to any portion of the Common Areas that would materially and adversely affect (i) Tenant’s use of the Premises, Bike Area, or Fitness Center Area, or (ii) vehicular or pedestrian access (by Tenant, Tenant Parties, or its customers, employees, and other invitees) to the Premises; provided, however, the foregoing shall not prevent any non-permanent repairs, replacements and/or maintenance reasonably related to the Property and conducted in a reasonable and appropriate manner.
2.3    Exclusions from Premises and Common Areas. Excepted and excluded from the Premises and the Common Areas are the roof and foundation of the Building, the ceilings, floors, perimeter walls and exterior windows of the Building (except the interior surface of each thereof to the extent located within the Premises or the Common Areas, as applicable), the Systems and Equipment and any risers, rooms or other space in the Premises or the Building used for the Systems and Equipment or other Building facilities, and Tenant has no right to use or obtain access to any of such areas except as otherwise specifically provided in this Lease.
2.4    Parking. Prior to the Term Commencement Date, Landlord shall comply with applicable zoning requirements regarding parking for the Premises. At Tenant’s request, during the Lease Term, Landlord shall use its commercially reasonable efforts to secure for Tenant’s use at least forty (40) parking space leases from the City of Pittsburgh Public Parking Authority (“PPA”) in close proximity to the Building. Tenant shall enter into a direct payment arrangement with the PPA, and the costs and expenses of such leases shall be paid by Tenant in a manner set forth in the. agreement between the PPA and Tenant. Landlord shall use commercially reasonable efforts to cause at least 25 of the parking spaces for Tenant’s use to be located in the lot operated by the PPA at the corner of Eva Street and Beatty Street or in the parking lot behind the Building.

2.5    Tenant’s Access. Landlord shall provide Tenant with access to the Premises and the Common Areas 24 hours per day, 7 days per week, 365 days per year; provided, that (a) access to certain of the Common Areas may be limited to Normal Office Hours so long as Tenant’s access to the Premises Bike Area and Fitness Center Area are not unreasonably restricted, (b) access outside of normal Office Hours will be via a computerized smartphone access system provided by Landlord or other security system provided by Tenant (any such system shall be an Alteration subject to Section 9.2) or Landlord, (c) Landlord shall have the right to close the Building for the purpose of maintenance to the Systems and Equipment so long as (except in the case of an emergency) such closure is with reasonable prior written notice, to the extent reasonably practical not during Normal Business Hours, and does not unreasonably interfere with Tenant’s use of the Premises, Bike Area, or Fitness Center Area, and (d) such access shall be subject to the provisions of this Lease. In the event of a labor dispute, Landlord may designate any entrance, passageway or elevator that Tenant Parties must utilize for the purpose of ingress to and egress from the Premises and the Building and any route or means of moving furniture, equipment or supplies into or out of the Premises or the Building; provided, nothing herein shall permit any material and adverse interruption to Tenant’s business and operations and access by Tenant and its employees, clients, visitors and contractors and Landlord shall diligently work to resolve such labor dispute as promptly as reasonable.
2.6    Landlord’s Access. Landlord Parties shall have the right to enter the Premises at any reasonable time and after reasonable advance oral or written notice (except in the event of an emergency, in which case Landlord may enter the Premises at any time without notice) (a) for inspection, (b) to supply any service to be provided by Landlord hereunder, (c) to show the Premises to prospective purchasers, lenders or tenants, (d) to make repairs, alterations, additions or improvements to the Premises or other portions of the Building and (e) as otherwise reasonably required in order for Landlord to exercise its rights and perform its obligations under this Lease. Landlord shall also use commercially reasonable efforts to coordinate such entries with Tenant and to minimize any disruption to Tenant’s business operations or use of the Fitness Center Area caused by any such entry and Landlord shall comply with any security requirements reasonably imposed by Tenant on such entry (including regarding the privacy of any materials or information of Tenant), including permitting an agent of Tenant to accompany Landlord if available at the time of on such entry.
2.7    Access to Risers. Tenant and Tenant Parties shall have non-exclusive access to and the non-exclusive right to utilize such riser space within the Building, and such rooms or other space within the Building, as is reasonably necessary in order to install, maintain and remove cables, wiring, electrical distribution equipment, security equipment and telecommunications equipment. Any such installation shall be an Alteration subject to Section 9.2; provided, only the telecommunication cables and wiring installed by Tenant must be removed by Tenant at the expiration of the Lease Term. Such access shall be upon prior notice to Landlord, shall not unreasonably interfere with other tenants or occupants of the Property, and shall be subject to Landlord’s reasonable safeguards for the security and protection of the Building, the Systems and Equipment and other tenants, which may include a requirement that a representative of Landlord be present and that such installations be appropriately located and insulated to prevent excessive electromagnetic fields, radiation or other interference with other items installed in such riser space.

2.8    Covenant of Quiet Enjoyment. Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming under or through Landlord, subject to the terms and conditions of this Lease and to all Mortgages.
ARTICLE III
TERM
3.1    Term. The Initial Term of this Lease commences on the Term Commencement Date specified in Section 1.1, and the date Tenant is required to commence making monthly rental payments is the Rent Commencement Date specified in Section 1.1. Tenant’s rights to extend the Initial Term, if any, are as set forth in the Tenant Addendum, attached hereto as Exhibit B.
3.2    Build Out of Premises. The Landlord’s Work is attached hereto as Exhibit C. Tenant’s work shall comply with Exhibit E and other terms of this Lease.
3.3    Condition of Premises; Acceptance by Tenant. Landlord represents and warrants to Tenant that, to the best of its knowledge, as of the Delivery Date, the Premises and Common Areas of the Building shall comply, and will continue to comply during the Lease Term, in all material respects with the Americans with Disabilities Act and the regulations promulgated hereunder and with all other applicable Governmental Rules (defined herein) governing access to and use of facilities by people with disabilities, and all costs associated with bringing the Premises and Common Areas into compliance will be borne by Landlord; provided, if after the Delivery Date compliance within the Premises is required due to a specific use of the Premises by Tenant which is not a Permitted Use under this Lease, Tenant shall be responsible for the cost of such compliance solely within the Premises. Except as specifically provided in this Lease, Landlord shall not be obligated to provide or pay for, or to grant Tenant any allowances for, any improvements to the Premises. Tenant acknowledges that Landlord and its agents have made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease. Tenant’s taking possession of the Premises shall be a conclusive acknowledgment on Tenant’s part that the Premises are in good and tenantable condition, that all work, if any, to be performed by Landlord pursuant to the terms of this Lease has been substantially completed in the manner required by this Lease and that Tenant has accepted the Premises and Basement in “as is; where-is” condition as of such date, except for so-called “punch list” items which do not materially interfere with Tenant’s Work, or Tenant’s use or occupancy of the Premises, and which Landlord is required to complete. To the extent permitted by their terms, Landlord will assign or otherwise make available to Tenant on a non-exclusive basis, during the Lease Term, all third-party warranties relating to work done in the Premises which is the responsibility of Tenant to maintain, repair, or replace; provided, that Tenant shall have no right to enforce or otherwise make warranty claims unless the matter in question relates exclusively to the Premises, and Landlord covenants and agrees to use its commercially reasonable efforts to enforce such third-party warranties.
3.4    Tenant Allowance. Tenant shall provide Landlord with a copy of its budget for Tenant’s Work, and Landlord shall provide to Tenant a Tenant Allowance, in the amount set forth in Section 1.1 of this Lease, which shall be applied towards the construction of permanent improvements to the Premises that are part of Tenant’s Work (as indicated on approved Plans and Specifications). Tenant shall be responsible for its telecommunications and data installations, in addition to its own furniture, fixtures, and equipment, including workstations and related partitions. The Tenant Allowance may also be used for trade fixtures, furniture, or equipment. The Tenant Allowance shall be paid to Tenant within thirty (30) days after the later to occur of (i) the date that Tenant opens for business in the Premises, (ii) the substantial completion of Tenant’s Work, in compliance with Requirements, the approved Plans and Specifications, and the other terms of this Lease, as evidenced by a certification by Tenant’s architect, if applicable, or general contractor, that all of Tenant’s Work is substantially complete, and (iii) Landlord’s receipt of final lien releases from Tenant’s contractors and subcontractors. Notwithstanding anything to the contrary set forth herein, Tenant may offset any late or unpaid amounts of the Tenant Allowance (including interest at the Default Rate) against the Rent owed by Tenant hereunder if Landlord does not pay such amounts within ten (10) days following receipt of written notice of failure to pay. Tenant shall be solely responsible for the cost of all Tenant’s Work in excess of the Tenant Allowance.
3.5    Design Services. Tenant shall provide, at its cost, standard architectural test-fit services using its architect. All extraordinary test-fits and construction and engineering drawings, requested and approved in advance by Tenant, done after the signing of the Lease shall be performed by Landlord’s architect at its negotiated rates, and shall be at Tenant’s expense, deducted from the Tenant Allowance. Tenant shall be permitted to engage outside design services to complete the space planning, construction documents and permitting, with prior written Landlord approval, which approval shall not be unreasonably withheld. Approval for Tenant’s use of AE7 is hereby granted by Landlord. The cost for design services shall be paid directly by the Tenant and may be reimbursed to Tenant and deducted from the Tenant Allowance described above.
ARTICLE IV
RENT
4.1    Base Rent. Tenant shall pay to Landlord Base Rent as stated in Section 1.1. Base Rent shall be paid in advance on the Rent Commencement Date and on first day of each month during the Lease Term in equal installments during the period to which such Base Rent is applicable.
4.2    Additional Rent. All sums of money which may become due under this Lease, except Base Rent, shall constitute “Additional Rent”. Tenant agrees to pay Additional Rent when the same becomes due under the terms of this Lease or, if not specified, within 10 days after Landlord’s request therefor.
4.3    Payment of Rent. The term “Rent” shall include both Base Rent and Additional Rent. All Rent shall be paid in lawful money of the United States of America, without notice or demand, deduction or offset (except as otherwise specifically provided in this Lease), at Landlord’s address set forth in Section 1.1 or such other place as Landlord may from time to time designate. Rent for any partial month or other period shall be pro-rated on a daily basis.
4.4    Interest and Late Charge. If any Rent or other sum is not paid within five days after the date such payment is due then, in addition to paying the amount due, interest shall accrue on such payment, from the date such payment became due until paid, at an interest rate of five percent

(5%) (the “Default Rate”). Such interest is in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease. The foregoing 5-day grace period shall not apply if Tenant is late in making any payment of Rent more than twice in any 12-month period.
4.5    Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section 1.1. If Tenant should default in the payment of Rent, Tenant or any Tenant Party should cause damage to the Premises or the Property or Tenant should otherwise fail to perform any of its obligations under this Lease, then Landlord, at its option, may, upon advance written notice to Tenant, in addition to all other rights and remedies which it may have, utilize all or any part of the Security Deposit toward the payment of any cost, expense or damage incurred or sustained by Landlord or for payment of Rent (but Landlord shall not be required to do so). If Landlord elects to so utilize the Security Deposit, Tenant shall, within 10 days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. The parties agree that the provisions of this Section shall not operate as a limitation upon the amount of damage to which Landlord is entitled by virtue of any default by Tenant or failure by Tenant to perform its obligations under this Lease. Landlord shall not be required to pay Tenant interest on the Security Deposit except as required by applicable Governmental Rules (defined herein). Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall have the right to commingle the Security Deposit with Landlord’s general and other funds, to the extent permitted by applicable Governmental Rules. In case of a sale or transfer of Landlord’s interest in the Premises, whether in whole or in part, Landlord shall pay over or credit any unapplied part of the Security Deposit to Landlord’s successor, whereupon Landlord shall be relieved of all liability with respect thereto, provided that such successor assumes all of Landlord’s obligations to return the Security Deposit. Landlord shall return the Security Deposit (or so much of it as remains after any disbursement to Landlord under this Section) within thirty (30) days after the expiration of the Lease Term.
ARTICLE V
INCREASES IN TAXES AND OPERATING EXPENSES
5.1    Certain Definitions. The following terms shall have the meanings set forth below:
“Base Operating Expenses” means the Operating Expenses for the Base Year.
“Base Taxes” means the Taxes payable for the Base Year.
“Comparison Year” means each calendar year commencing with the first calendar year subsequent to the Base Year.
“Excluded Expenses” means (i) interest on and amortization of mortgages, (ii) ground lease rent, (iii) depreciation of the Building, (iv) costs of preparing, improving or altering space for any new or renewal tenant, (v) real estate brokers’ leasing commissions and other expenses for procuring new tenants, (vi) legal fees incurred in connection with tenant monetary defaults or the sale, financing or leasing of the Building, (vii) costs paid by the proceeds of insurance, tenants or other occupants of the Building or third parties, or costs covered by warranties with respect to materials incorporated into the Property, (viii) any items included as

Taxes, (ix) costs incurred in connection with (A) the original construction (as distinguished from operation and maintenance) or any expansion of the Building, (B) costs of correcting defects in or inadequacy of the initial design or construction of the Building, including the repair or replacement of any of the original materials or equipment required as a result of such defects or inadequacies and (C) Landlord’s Work and similar work performed by Landlord on behalf and for the exclusive benefit of any other tenant or occupant of the Building, (x) expenses which relate solely to one other tenant or occupant of the Building, (xi) capital expenditures of the Building, other than Included Capital Expenditures, (xii) costs (including fines, penalties and legal fees) incurred due to the violation of building codes or other Governmental Rules by Landlord or any other tenant or occupant of the Building, (xiii) interest or penalties due to late payments of utility bills and other costs which are incurred by Landlord’s failure to make such payments after actual receipt of the appropriate invoices unless due to Tenant’s failure to make timely payment, (xiv) costs of special services rendered to tenants for which a separate charge is made, (xv) the cost of goods and services purchased from affiliates of the Landlord to the extent that such costs are not generally consistent with market rates charged for such goods and services by and between unaffiliated third parties, (xvi) costs incurred as a result of the willful misconduct or negligence of Landlord or its agents, (xvii) Landlord’s general overhead and general administrative expenses, including payroll expenses, (xviii) costs relating to or arising, directly or indirectly, from the presence, handling, removal, treatment, disposal or replacement of Hazardous Materials in the Property which were not caused by the actions of the Tenant or its agents, and (xix) costs associated with the removal, installation and/or maintenance of any art in, on or about the Property.
“Included Capital Expenditures” means capital expenditures of the Property consisting of capital improvements or modifications that are intended to reduce Operating Expenses. Notwithstanding anything to the contrary contained herein, each item included in Included Capital Expenditures shall be amortized over the useful life of such item, provided in no event may any cost in any year for Included Capital Expenditure exceed the actual savings achieved by the Included Capital Expenditure in such year.
“Management Fees” means (i) if the Building is managed by Landlord or an Affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in Pittsburgh, Pennsylvania for similar properties, or (ii) if the Building is managed by other than Landlord or an Affiliate of Landlord, the reasonable amounts actually paid under the management agreement(s), together with, in either case, amounts accrued for reasonable legal and other professional fees relating to the Building, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases, such fees and expenditures related solely to other tenants and occupants of the Building and Property and for matters not related to the normal administration and operation of the Building. The manner of calculating the Management Fees (including the percentages) shall be consistent in the Base Year and each Comparison Year.
“Operating Expenses” means the aggregate of all reasonable costs and expenses paid or incurred by or on behalf of Landlord or Landlord’s Affiliates in connection with the ownership, operation, maintenance, repair and management of the Property, other than Excluded Expenses. Without limiting the generality of the foregoing, Operating Expenses shall specifically include, without duplication: (i) the cost of electricity, water, sewer, gas, steam and other utilities supplied to the Property, including, without limitation, exterior, Basement, and lobby areas (except to the extent separately metered and payable by a tenant); (ii) the cost, of operating, maintaining, repairing and managing all Systems and Equipment; (iii) the cost of relamping and of all supplies, tools, equipment and materials used in the operation, repair, maintenance and management of the Property, including amounts payable under equipment leases; (iv) the cost of all licenses, certificates, permits and inspections required by the Property; (v) the cost of insurance carried by Landlord or its Affiliates, in such amounts and coverages as Landlord or its Affiliates may reasonably determine or as may be required by any Mortgagee or any other lease; (vi) the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (vii) reasonable fees, charges and other costs of all contractors engaged by or on behalf of Landlord or its Affiliates in connection with the operation, maintenance, repair or management of the Property, including amounts payable to providers of services to the Property and reasonable legal, accounting and consulting fees; (viii) Management Fees; (ix) the cost or reimbursement of wages, salaries and other compensation and benefits of all persons employed at the Property engaged in the operation, maintenance, repair or management of the Building, and employer’s FICA taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries, compensation and benefits; (x) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or under any other agreement pertaining to the sharing of costs by the Property; (xi) minor replacement of wall and floor coverings, ceiling fixtures and ceiling tiles in Common Areas; (xii) the cost of landscaping, snow removal and of maintaining and repairing curbs, walkways, windows and roofs; (xiii) amortization of the cost (including financing costs, if any) all Included Capital Expenditures; (xiv) any expense not foreseen above that is directly related to the maintenance of the Common Areas unless otherwise specifically excluded herein; and (xv) all other expenses or charges which, in accordance with generally accepted management practices, would be considered an expense of operating, maintaining, repairing or managing the Property.
“Taxes” means (i) all real estate taxes, assessments, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Property, and (ii) all expenses (including reasonable attorneys’ fees and disbursements) incurred in contesting any of the foregoing or the assessed valuation of the Property. If any amounts which would otherwise constitute Taxes are used by Landlord, with the consent of the applicable taxing authorities, to repay indebtedness of Landlord (e.g., pursuant to tax increment financing or a similar financing arrangement), including, without limitation, any minimum payment obligations in connection with tax increment financings, such amounts will be considered to be Taxes hereunder. If at any time the methods of taxation prevailing on the Term Commencement Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Property, whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Property and imposed upon Landlord, (3) a license fee measured by or based upon rents or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes. Notwithstanding anything to the contrary, Taxes shall not include (A) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes or (B) franchise, transfer, gift, inheritance, excise, profit, estate or net income taxes or capital levies imposed upon Landlord.

5.2    Tenant’s Tax Payment.
(a)    For each Comparison Year, Tenant shall pay Landlord an amount equal to Tenant’s Proportionate Share of the total dollar increase, if any, in Taxes paid or payable by Landlord in such year over the Taxes paid or payable by Landlord in the Base Year (together, “Tenant’s Tax Payment”) as provided in this Section (in the event Taxes decrease from the Base Year, Tenant shall be reimbursed or credited as set forth below). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such calendar year (the “Tax Estimate”), and Tenant shall pay to Landlord on the first day of each month during such calendar year an amount equal to 1/12 of the Tax Estimate; provided, that if Landlord shall, in its reasonable judgment, adjust such Tax Estimate at any time, or if at any time Tenant’s obligation for such costs incurred or to be incurred is expected by Landlord, in its reasonable judgment, to materially exceed the monthly installments paid as of such time on account of such costs, Landlord shall be entitled to increase the amount of such monthly installments to such amount as Landlord shall reasonably determine to allow Landlord to pay such costs when due. Landlord shall furnish to Tenant a statement, in reasonable detail, of Tenant’s Tax Payment payable for such calendar year and shall use commercially reasonable efforts to deliver such statement within 180 days following the end of each calendar year, and subject to any adjustments pursuant to Section 5.7, (i) if such statement shows that the sums so paid by Tenant as the Tax Estimate were less than Tenant’s Tax Payment due for such calendar year, Tenant shall pay to Landlord the amount of such deficiency within 30 days after delivery of such statement to Tenant, or (ii) if such statement shows that the sums so paid by Tenant were more than Tenant’s Tax Payment, Landlord shall credit such overpayment against subsequent payments of Rent or, at its option during the Lease Term, and following the expiration of the Lease Term, return it to the Tenant within 30 days after such determination, provided that no Event of Default has occurred and is existing.
(b)    Only Landlord may institute proceedings to reduce the assessed valuation of the Property or any portion thereof and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. If Landlord receives a refund of Taxes for any Comparison Year and provided that no Event of Default has occurred and is continuing, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the assessed valuation of the Property or any portion thereof. The benefit of any exemption or abatement relating to all or any part of the Property shall accrue solely to the benefit of Landlord, except that, if and to the extent that any Tax exemption or abatement is applicable to the Property or any portion thereof in the Base Year, then the Taxes shall be deemed to be “grossed up” to the amount of Taxes the Landlord would have paid without such exception or abatement. Further, if such the Taxes are so grossed up in the Base Year, the Taxes shall be deemed to be grossed up in any Comparison Year to which the same exception or abatement is applicable. Any exemption or abatement in any Comparison Year, but not in the Base Year, shall be taken into account in calculating the Taxes in such Comparison Year.

(c)    Tenant shall be responsible for any applicable occupancy or rent tax or sales tax on rent now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord upon Landlord’s demand.
5.3    Tenant’s Operating Payment.
(a)    For each Comparison Year, Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in such year over the Operating Expenses paid or incurred by Landlord in the Base Year (together, “Tenant’s Expense Payment”) (in the event Operating Expenses decrease from the Base Year, Tenant shall be reimbursed or credited as set forth below); provided, however, that in no event may Tenant’s Expense Payment increase by more than five percent (5%) (non-cumulatively) in any Comparison Year, excluding Uncontrollable Operating Expenses (defined herein). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Expense Payment for such Comparison Year (the “Expense Estimate”), and may furnish to Tenant one or more revised Expense Estimates during the course of any Comparison Year. Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, or if Landlord furnishes Tenant with a revised Expense Estimate, then (i) until the first day of the month following the month in which the Expense Estimate or revised Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section during the last month of the preceding Comparison Year or under the previous Expense Estimate, as applicable, (ii) promptly after the Expense Estimate or revised Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Expense Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate and (A) if there is a deficiency, Tenant shall pay the amount thereof within 10 days after delivery of such notice, or (B) if there has been an overpayment, Landlord shall credit (or at Landlord’s option refund to Tenant) the amount thereof against subsequent payments of Rent, provided that no Event of Default has occurred and is continuing, and (iii) on the first day of the month following the month in which the Expense Estimate or revised Expense Estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate or revised Expense Estimate, as applicable. “Uncontrollable Operating Expenses” means insurance, taxes, utilities and snow and ice removal. Landlord shall competitively bid items of Operating Expense as requested by Tenant from time to time.
(b)    Landlord shall use commercially reasonable efforts to furnish to Tenant, on or before June 1st of each Comparison Year, a statement of Operating Expenses for the immediately preceding Comparison Year, and such statements shall be submitted simultaneously with the Tax statements pursuant to Section 5.2(a) above. Subject to any adjustments pursuant to Section 5.7, if such statement shows that the sums paid by Tenant under subsection (a) above (i) were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 10 days after delivery of such statement to Tenant or (ii) exceeded the actual amount of Tenant’s Expense Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent, or, at its option during the Lease Term, and following the expiration of the Lease Term, return it to the Tenant within 30 days after such determination, provided that no Event of Default has occurred and is continuing.
5.4    Failure to Deliver Statement. Landlord’s failure to deliver any statement of Taxes or Operating Expenses on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render such a statement with respect to such Comparison Year or any subsequent Comparison Year. Notwithstanding the foregoing, a failure by the Landlord to provide a statement of Operating Expenses within one (1) year following the applicable Comparison Year shall be deemed to be a waiver of the right to provide a statement and Landlord shall have no right to provide a corrected statement thereafter.
5.5    Tenant’s Audit Right. Tenant may designate, within 90 days after delivery of any statement, an agent to inspect Landlord’s books and records for the applicable calendar year only (which agent may, at Tenant’s discretion, work on a contingency fee basis); provided, that Tenant is not entitled to request any inspection if an Event of Default has occurred and is continuing, and any such inspection shall be limited only to those books and records that are necessary in order for Tenant to resolve such dispute. Landlord shall provide Tenant’s agent access to such books and records during Landlord’s regular business hours and upon reasonable prior notice. Tenant shall notify Landlord of the results of such inspection, including its determination of the amount of any overpayment or underpayment, within 30 days after such inspection is completed. If Landlord disputes such results, it shall give notice to Tenant of such dispute within 10 days after receipt of Tenant’s notice, whereupon Tenant’s representatives will promptly meet with Landlord’s representatives in an effort to resolve such dispute. If such representatives are unable to resolve such dispute within 15 days after Landlord gives such notice, then they shall designate a nationally or regionally recognized accounting firm that is unaffiliated with either party to finally resolve such dispute. Such accounting firm shall render its decision within 20 days and such decision shall be final and binding upon the parties. Each party shall pay the fees of their own representatives. The amount of any overpayment or underpayment shall be paid by Tenant or Landlord (or credited against Tenant’s future Rent payments), as applicable, within 30 days after the final determination.
Tenant shall keep any information gained from the inspection of Landlord’s books and records confidential and shall not disclose it to any other party, except as may be required by law. If requested by Landlord, Tenant shall require its employees and any accountant inspecting Landlord’s books and records to sign a confidentiality agreement as a condition of Landlord’s making its books and records available to them. If Tenant fails to timely exercise its audit rights in accordance with this Section, the failure shall be conclusively deemed to constitute Tenant’s approval of any statement for the calendar year in question. In no event shall this Section be deemed to allow any review of any of Landlord’s books and records by any subtenant of Tenant. In the event such audit discloses (i) errors made during the prior calendar year which, when totaled, establish that the sum overcharged to and paid by Tenant exceeds three percent (3%) of the actual (as distinguished from estimated) amount of Tenant’s Proportionate Share of Taxes and Operating Expenses, the audit (i.e. the costs of the final accounting firm) shall be at the expense of Landlord, or (ii) no errors or an error which equals or is less than three percent (3%), the audit shall be at the expense of Tenant.

5.6    Proration. If the expiration or other termination of this Lease occurs on a date other than December 31, any Additional Rent under this Article for the Comparison Year in which such expiration or termination occurs shall be apportioned on the basis of the number of days in the year from January 1 to the date of expiration or termination. Upon the expiration or other termination of this Lease, any Additional Rent under this Article shall be adjusted or paid within 30 days after submission of the statement for the last Comparison Year.
5.7    Reductions in Operating Expenses/Taxes; No Reduction in Rent. If Operating Expenses in a Comparison Year do not exceed (or are below) Base Operating Expenses and/or Taxes in a Comparison Year do not exceed (or are below) Base Taxes, as the case may be, then Tenant’s Operating Payment for such Comparison Year and Tenant’s Tax Payment for such Tax Year, as the case may be, shall be $0. Further, (a) if the Operating Expenses in a Comparison Year are less than the Base Year Operating Expenses, and the Taxes in such Comparison Year are greater than the Taxes in the Base Year, then Tenant’s Proportionate Share of the increase in the Taxes shall be reduced by the Tenant’s Proportionate Share of the reduction in Operating Expenses, and (b) if the Taxes in a Comparison Year are less than the Taxes in the Base Year and the Operating Expenses in such Comparison Year are greater than the Operating Expenses in such Comparison Year, then Tenant’s Proportionate Share of the increase in the Operating Expenses shall be reduced by the Tenant’s Proportionate Share of the reduction in Taxes. In no event shall the same result in a reduction in the Base Rent in that year or any other year during the Lease Term.
ARTICLE VI
INSURANCE
6.1    Tenant’s Insurance.
(a)    Tenant shall maintain in full force and effect, at all times during the Lease Term and at Tenant’s expense, the following policies of insurance:
(i)    A policy or policies of “all risk” property insurance (including without limitation vandalism, malicious mischief, inflation endorsement and sprinkler leakage endorsement) insuring all Alterations and all of Tenant’s fixtures and personal property in the Premises. Such insurance shall be in an amount equal to the full replacement cost thereof. The amount of any deductibles must be reasonably acceptable to Landlord.
(ii)    A policy or policies of “commercial general liability” insurance, or a combination of “commercial general liability” and “umbrella or excess liability” insurance, with combined single limits of not less than $3,000,000 for both bodily injury and property damage and with deductibles reasonably acceptable to Landlord. Such liability insurance shall cover all of Tenant’s operations and contingent liability of Tenant for all operations performed at the Premises and in the Basement on Tenant’s behalf by any Tenant Party and shall specifically include products/completed operations liability, contractual liability, fire damage liability and medical payments and shall provide that Tenant’s employees are covered as additional insureds. The liability coverage required hereunder shall state that Tenant’s insurance applies separately to each named insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer’s liability. If Tenant’s “commercial general liability” and “umbrella or excess liability” policy or policies cover locations other than the Premises, such policy or policies shall contain an endorsement stating that “general aggregate” limits of liability apply separately to the Premises.
(iii)    A policy or policies of “worker’s compensation” insurance in accordance with applicable laws.
(iv)    At all times when Tenant is engaged in any Alterations to or repairs of the Premises or the Fitness Center Area, such insurance as may be required under Article IX.
(b)    All insurance required to be carried by Tenant shall (i) be issued by responsible insurance companies, qualified to do business in the Commonwealth of Pennsylvania and reasonably acceptable to Landlord with a general policyholders rating not less than A and a financial rating of XII or better as listed in the most current available “Best’s Insurance Reports”, (ii) in the case of any liability policies, name Landlord, Landlord’s general partner, Landlord’s mortgagee(s), Landlord’s management agent, and such other parties as may be identified by Landlord, its successors or assigns from time to time, as additional insureds using endorsement - Additional Insured - Designated Person Or Organization (CG20 26), or its equivalent, (iii) provide (A) that no change or cancellation of said policies shall be made without 30 days prior notice to Landlord and Tenant and (B) that any coverage of Landlord or sum payable to Landlord shall be unaffected by any act or omission of Tenant or any other insured which might otherwise result in the forfeiture of said insurance and (iv) be written as primary policies, not contributing with and not in excess of any coverage that Landlord may carry. Copies of all such policies or certificates evidencing said insurance shall be delivered to Landlord no later than five days prior to the Term Commencement Date and renewals thereof shall be delivered to Landlord at least 10 days prior to the expiration of any such policy. Tenant shall be required to carry such insurance in connection with its use of the Basement as well as the Premises.
6.2    Landlord’s Insurance. Landlord agrees to maintain in full force and effect, during the Lease Term, property damage insurance for the Property with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in downtown Pittsburgh; provided, that in no event shall Landlord be required to carry fire and extended coverage insurance in amounts greater than 80% of the actual insurable cash value of the Property (excluding footings and foundations). Landlord may satisfy such insurance requirements through a commercially reasonable program of self-insurance or by including the Property in a so-called “blanket” insurance policy, so long as the amount of coverage allocated to the Property fulfills the foregoing requirements.
6.3    Waiver of Subrogation. Landlord (on its own behalf and on behalf of all Landlord Parties) hereby waives all rights of recovery against Tenant (and all Tenant Parties) on account of loss and damage occasioned to Landlord (and all Landlord Parties) or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage (or is required to be insured against by Landlord pursuant to this Lease). Tenant (on its own behalf and on behalf of all Tenant Parties) hereby waives all rights of recovery against Landlord (and all Landlord Parties) on account of loss and damage occasioned to Tenant (and all Tenant Parties) or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage (or is required to be insured against by Tenant pursuant to this Lease). The foregoing waivers shall not extend to the amount of any reasonable deductibles on any insurance coverage carried by Landlord or Tenant, as applicable. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord (and all Landlord Parties) or Tenant (and all Tenant Parties) in connection with any damage covered by such policy.
ARTICLE VII
USE; COMPLIANCE WITH REQUIREMENTS
7.1    Permitted Use. The Premises are to be used for the Permitted Use as set forth in Section 1.1. Tenant shall not use the Premises for any other purpose. The Permitted Use does not include, and Tenant shall not use or permit the use of the Premises for, any Prohibited Use.
7.2    Compliance with Requirements. In connection with its use and occupancy of the Premises and the conduct of its business therein, Tenant at its expense shall comply, and shall cause the Premises and all Alterations, fixtures, furnishings and equipment therein to comply, with (a) all applicable laws (including common law), statutes, rules, regulations, ordinances, codes, orders, writs, judgments, injunctions, decrees, guidelines, directives or decisions of any governmental entity, whether or not having the force of law, as any of the same may be amended (collectively, “Governmental Rules”), (b) all applicable rules, regulations, orders or other requirements of the Board of Fire Underwriters or the Fire Insurance Rating Organization in the jurisdiction in which the Property is located, or of any other similar body, or of any company insuring the Property and/or Landlord or Tenant, and (c) the Rules and Regulations and the Rules and Regulations for Alterations (subparts a, b, and c are collectively, the “Requirements”). If any Governmental Rules require an occupancy, use or other permit or license for the Premises or for the operation of the business conducted therein, then Tenant at its expense shall timely obtain and keep current each such permit or license, and Tenant shall promptly deliver a copy thereof to Landlord. Landlord shall not be responsible to Tenant for the compliance by any other tenant or occupant of the Property with the Requirements, and nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Requirements, or the terms, covenants or conditions of any other lease, against any other tenant or occupant.
7.3    Environmental Matters. Landlord represents and warrants to Tenant that as of the Delivery Date, the Premises and Common Areas shall not contain any Hazardous Substances (defined below). In the event Landlord shall cause the Premises or Common Areas to contain any Hazardous Substances, Landlord shall be solely responsible for the costs of removal thereof, and all related expenses. Tenant shall not, and shall not permit any Tenant Party to, store, use, dispose of or release (either with or without negligence) any Hazardous Substances on or about the Premises or any other portion of the Property; provided, that Tenant may store and use in the Premises products containing Hazardous Substances that are of a type, and in amounts, customarily used in offices (such as cleaning supplies and toner for copiers) if Tenant does so in a safe manner and in compliance with applicable Governmental Rules. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Substances introduced onto the Premises by Tenant or any Tenant Party. As used herein, “Hazardous Substance” means any substance that constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any Governmental Rule, including without limitation, asbestos.
ARTICLE VIII
UTILITIES AND SERVICES
8.1    Electricity. Landlord shall, at its cost and expense, cause the electricity for the Premises to be separately metered. Tenant shall cause the electric to be in the name of Tenant on or before the Delivery Date. Tenant shall pay the public utility company directly for the cost of all such electric used in connection with the Premises. The Premises shall be furnished with electric current in the amount of approximately 7.5 watts per square foot of the Premises for standard office lighting and fractional horsepower office business machines (“Allocated Consumption”) at all times when Tenant is permitted access to the Premises under Section 2.5. Tenant shall not connect any apparatus or device (“High Consumption Equipment”) which uses additional or unusual amounts of electrical services (including without limitation equipment which (singly) consumes more than one kilowatt at rated capacity, such as servers, photocopiers and HVAC units, or requires a voltage other than 240 volts single-phase) without the prior consent of Landlord, which consent shall not be unreasonably withheld. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installations allocated by Landlord to Tenant or be in violation of any Governmental Rule. Tenant shall permit Landlord to make periodic inspections of all facilities using electricity located within the Premises for the purposes of determining if Tenant is using electrical services in excess of Allocated Consumption or is using High Consumption Equipment.
8.2    HVAC. At all times, Landlord shall ventilate the Premises and furnish heat and air conditioning (“HVAC”) to the Premises. Tenant shall control the amount of HVAC provided to the Premises as it requires for the comfortable occupancy of the Premises, subject to any Governmental Rules relating to, among other things, energy conservation. If any heat-generating equipment is used in the Premises which unreasonably affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to require the discontinuation of such use or to install supplementary air conditioning units in the Premises, in which event the cost thereof, including the cost of installation, operation, maintenance, repair and replacement, shall be paid by Tenant.
8.3    Water. Landlord shall furnish water for drinking, cooking, cleaning and lavatory purposes at all times when Tenant is permitted access to the Premises under Section 2.5, at Landlord’s sole cost and expense. If Tenant requires water for any additional purposes, Tenant shall pay for the reasonable cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the reasonable cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the excess water consumed.

8.4    Gas. Landlord shall, at its cost and expense, cause the gas for the Premises to be separately metered. Tenant shall cause the gas to be in the name of Tenant on or before the Delivery Date. Tenant shall pay the public utility company directly for the cost of all such gas used in connection with the Premises.
8.5    Cleaning. Tenant shall provide, at its sole cost, all cleaning and janitorial services with respect to the Premises.
8.6    Refuse Removal. Landlord shall provide a location on the Property for the Tenant’s use for trash dumpster(s). Tenant, at its expense, shall enter into a contract with a refuse/trash company designated, or approved, by Landlord and comply with all Requirements regarding the collection, sorting, separation or recycling of refuse generated in the Premises, including without limitation the separation of refuse into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such Requirements. Tenant shall not permit any of such rubbish to be placed outside or around said dumpsters, shall keep such area in a neat and clean condition to the reasonable satisfaction of Landlord.
8.7    Elevators. Landlord shall provide passenger elevator service, modernized as set forth in Landlord’s Work attached hereto as Exhibit C, to the Premises at all times when Tenant is permitted access to the Premises under Section 2.5; provided, that Landlord may limit passenger elevator service during times other than Normal Office Hours provided that such limitation shall not unreasonably restrict access to the Premises, the Bike Area and the Fitness Center Area.
8.8    Security. The Landlord will install and maintain a 24-hour security smart phone access system allowing for 24-hour, seven days a week access. Notwithstanding any such security or any other measures that Landlord may take from time to time which are intended to enhance the security of the Building, Tenant acknowledges that Landlord expressly disclaims any and all responsibility or liability for the physical safety of or loss of property by Tenant or any Tenant Party except to the extent resulting primarily from Landlord’s or a Landlord Party’s gross negligence and willful misconduct. If and to the extent that Tenant desires to provide security for the Premises or for any Tenant Parties or its or their property, Tenant shall be responsible for so doing, after first obtaining Landlord’s consent, which shall not be unreasonably withheld.
8.9    Telecommunications. Fiber optic transmission lines are available in the area, and Landlord will make access available in the Building at its cost. All telecommunications services desired by Tenant (including without limitation all telephone, cable, DSL, fiber optic, broadband and wireless Internet services) shall be ordered, installed (including from the Building to the Premises) and utilized by Tenant at its expense. Tenant shall separately contract with one or more telecommunications providers (each a “Telecom Provider”) to provide telecommunications services to the Premises. Landlord makes no warranty or representation to Tenant as to the suitability, capability or financial strength of any Telecom Provider whose equipment is presently serving the Building or who is designated by Landlord, and Landlord’s consent to a Telecom Provider whose equipment is not presently serving the Building or Landlord’s designation of a Telecom Provider shall not be deemed to constitute such a representation or warranty. To the extent the service by a Telecom Provider is interrupted, curtailed or discontinued for any reason whatsoever, Landlord shall have no obligation or liability in connection therewith except as may be set forth in Section 8.12, and it shall be the sole obligation of Tenant at its expense to obtain substitute service. Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment or for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones and laptop computers), including antennae and satellite dishes, in or about the Premises or the Building, without Landlord’s prior consent except as otherwise specifically provided in this Lease.
8.10    Signage.
(a)    Landlord, at its sole cost, shall provide for Tenant a listing in the building directory located in the ground floor lobby of the Building.
(b)    Tenant shall have the right, at its sole cost and expense, to place its name, in compliance with all applicable Requirements, at the entrance to its Premises, and at the entrance to the Premises on S. Beatty Street. Additionally, the Landlord will allow for signage on Penn Avenue. The proposed signage areas are shown on the attached rendered denoted as Exhibit G. Landlord shall have the right of prior approval with respect to all signage outside of the Premises, as well as any window coverings or dressings, interior signage and window or door lettering which can be viewed from outside of the Premises, which approval will not be unreasonably withheld, conditioned or delayed and will be deemed to have been obtained if included in the Tenant’s approved Plans and Specifications or described in Exhibit G.
(c)    Tenant acknowledges that all Property signage is subject to applicable Requirements and Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall use best efforts to cooperate with Tenant in connection with Tenant obtaining all required approvals from governmental agencies or authorities. Any such signage installation shall be an Alteration subject to Section 9.2. In the event that Tenant’s desired signage is attached to this Lease or otherwise approved by Landlord, Landlord makes no representation that such signage shall be permitted by applicable Governmental Rules.
8.11    Intentionally Omitted.
8.12    Service Interruptions. Notwithstanding any contrary provision of this Lease, Landlord shall have no liability for any Loss incurred by any Tenant Party as a result of any failure to furnish or delay in furnishing any utility or service, or for any diminution in the quality or quantity thereof, for any reason whatsoever. Without limiting the generality of the foregoing, Landlord reserves the right to suspend any utility or service by reason of Force Majeure, accidents or emergencies or for alterations or repairs to the Property when, in Landlord’s reasonable judgment, such suspension is necessary or appropriate. Except as set forth below, no such failure, delay or diminution shall give rise to any liability of Landlord, entitle Tenant to any offset against or abatement of any Rent, release Tenant from any of its obligations hereunder or constitute an actual or constructive eviction of Tenant. If, however, solely as a result of the gross negligence or willful misconduct of Landlord or a Landlord Party, (i) there is a continuous cessation or interruption in the supply of utility service to the all or any portion of the Premises, and (ii) as a result thereof, Tenant is unable to (and does not) use the portion of the Premises affected by said interruption for more than three (3) consecutive business days, then Rent for such portion of the

Premises will be abated during the period from the fourth (4th) consecutive business day to the earlier to occur of (x) the date on which such cessation or interruption ceases, and (y) the date on which Tenant resumes using said portion of the Premises for the conduct of business.
ARTICLE IX
MAINTENANCE AND REPAIRS; ALTERATIONS
9.1    Maintenance and Repairs.
(a)    Landlord shall be responsible for all necessary maintenance and repairs to the structural portions of the Building and Premises, including the roof, the Common Areas, the HVAC systems and the Systems and Equipment (to the point of entry to the Premises), exterior glass, and Systems and Equipment in the Premises provided by Landlord (including Landlord’s Work). Notwithstanding the foregoing, if any of such maintenance or repairs are directly attributable to the acts or omissions of Tenant or any Tenant Party, or to any breach of Tenant’s obligations under this Lease, then Tenant shall reimburse Landlord for the cost of such maintenance or repairs upon demand. Tenant shall notify Landlord of the need for any maintenance or repairs promptly after becoming aware thereof, and Landlord shall not be liable to Tenant for any failure to perform the same unless such failure persists for an unreasonable time after Landlord’s receipt of such notice. Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business operations caused by such maintenance or repairs and shall cooperate in a reasonable manner with Tenant regarding the timing thereof. Landlord shall not be liable to Tenant by reason of any injury to or interference with Tenant’s business arising from any such maintenance or repairs, unless resulting from the gross negligence or willful misconduct of a Landlord Party.
(b)    Except as provided in Section 9.1(a), Tenant at its expense shall keep the Premises, including all Alterations, and the Fitness Center Area, and fixtures and furnishings therein, and the Systems and Equipment within the Premises provided by Tenant, in good order, repair and condition at all times during the Lease Term, ordinary wear and tear excepted. In addition, Tenant shall, at its expense but under the supervision and subject to the prior approval of Landlord, and within a reasonable period of time using commercially reasonable efforts, promptly and adequately repair all damage to the Premises and repair or replace all damaged or broken Alterations, fixtures and furnishings; provided, that at Landlord’s option, or if Tenant does not promptly make the same following Landlord’s written notice thereof, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses incurred by Landlord, upon Landlord’s demand. Tenant shall comply with the applicable provisions of Section 9.2 in performing any such work.
9.2    Alterations. Tenant shall neither make nor allow any alterations, additions or improvements to the Premises or any part thereof (collectively, “Alterations”) except in accordance with the following:
(a)    All Alterations shall require Landlord’s prior consent, which consent shall not be unreasonably withheld if such Alterations (i) are non-structural and do not affect any Systems or Equipment, (ii) affect only the Premises and are not visible from outside of the

Premises, (iii) do not affect any certificate of occupancy issued for the Building or the Premises and (iv) do not violate any of the Requirements; provided, that decorative Alterations such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”) shall not require such consent if such alterations are as described in clauses (i) through (iv) above.
(b)    All Alterations shall be made at Tenant’s reasonable expense by Landlord or, at Landlord’s or Tenant’s option, following Landlord’s consent, not to be unreasonably withheld, by third party contractors retained by Tenant and reasonably acceptable to Landlord.
(c)    All Alterations and the performance thereof shall comply with all applicable Requirements, and the granting of consent by Landlord or its approval of any plans and specifications shall not constitute a representation of such compliance by Landlord; provided, the Rules and Regulations for Alterations shall not apply to Decorative Alterations and, with respect to any Alterations performed by Landlord, Tenant need only comply with those portions of such rules and regulations relating to performance bonds, plans and specifications and, to the extent that Tenant’s involvement is required, obtaining any necessary licenses and permits.
(d)    Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach.
(e)    Tenant shall give Landlord at least 10 days’ notice prior to performing any Decorative Alterations, which notice shall contain a description of such Decorative Alterations. All paint, wall coverings, floor coverings and other Decorative Alterations shall comply with Building standards and, in the case of replacements of existing decorations, shall be of a value and quality at least as great as the decorations being replaced.
(f)    Tenant shall pay promptly to Landlord, upon demand or as otherwise agreed between Landlord and Tenant, all reasonable out-of-pocket costs incurred by Landlord in connection with any Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration.
(g)    All Alterations (other than Tenant’s trade fixtures which can be removed without damage or defacement to the Premises or any other portion of the Property) shall be surrendered with the Premises, as a part thereof, at the end of the Lease Term; provided, that Landlord may require Tenant to remove any Alterations, and to repair any damage to the Premises caused by such removal (including without limitation the closing of any floor slab penetrations), all at Tenant’s expense. Any Alterations shall be deemed a part of the Premises and shall be maintained and repaired in the same manner as all other portions of the Premises.

ARTICLE X
ASSIGNMENT AND SUBLETTING; LIENS
10.1    Transfers Restricted. Except as provided in Section 10.4, Tenant shall not, without the prior consent of Landlord, which consent shall not be unreasonably withheld, (a)    assign or otherwise transfer this Lease or any interest hereunder, (b) sublet the Premises or any part thereof, or (c) permit the use of the Premises by any persons other than Tenant and its employees (each a “Transfer”). Any transaction or series of transactions which results in the transfer of securities of Tenant or its direct or indirect parent entity and/or merger of Tenant will not be a Transfer. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be null, void and of no effect and shall constitute an Event of Default.
10.2    Procedure for and Effect of Transfer.
(a)    If Tenant desires to obtain Landlord’s consent to any Transfer, it shall notify Landlord in writing (a “Transfer Notice”), which notice shall include (i) the proposed effective date of the Transfer, which shall not be less than 45 days nor more than 180 days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed transferee, a copy of all existing and/or proposed documentation pertaining to the proposed Transfer and, if applicable, a calculation of the Transfer Premium, (iv) current financial statements of the proposed transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require.
(b)    Landlord shall respond to any properly delivered Transfer Notice within 10 business days. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s reasonable review and processing fees, including reasonable fees and expenses of Landlord’s counsel.
(c)    Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the transferee on the terms specified in the Transfer Notice. The parties agree that it would be reasonable for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent: (i) the proposed transferee is of a character or reputation or engaged in a business that is not consistent with the quality of the Building; or may adversely affect any other tenant or occupant of the Building; (ii) the proposed transferee intends to use the Subject Space for a use which, in Landlord’s reasonable judgment, would constitute a Prohibited Use or not permitted under this Lease; (iii) the proposed transferee is either a governmental agency or instrumentality thereof or any other person enjoying sovereign or diplomatic immunity; (iv) the proposed transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; (v) the proposed Transfer would cause Landlord to be in violation of any Mortgage or any other lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease; (vi) either the proposed transferee or any of its Affiliates (A) occupies space in the Building at the time of the request for consent, (B) is negotiating with Landlord to lease space in the Building at such time or (C) has negotiated with Landlord during the 18 month period immediately preceding the Transfer Notice; (vii) an Event of Default has occurred and is continuing; (ix) the amounts to be paid by the proposed transferee would be unreasonably based on the income or profits derived by the business activities of such transferee; (x) Landlord owns a direct or indirect ownership interest in the proposed transferee; or (xi) the proposed Transfer could cause any portion of the amounts received by Landlord pursuant to this Lease or any Transfer to fail to qualify as “rents from real property” within the meaning of Section 856(d)(5) of the Code or could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.
(d)    If Landlord consents to a Transfer, Tenant may, within 90 days thereafter, effect a Transfer to the transferee identified in, and upon substantially the same terms and conditions as are set forth in, the Transfer Notice furnished by Tenant to Landlord; provided, that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section or (ii) which would cause the proposed Transfer to be more favorable to the transferee in any material respect than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Section.
(e)    If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or the transferee, (iii) all documentation relating to such Transfer shall be satisfactory to Landlord in form and substance, and Tenant shall deliver to Landlord, promptly after execution, executed copies of all such documentation and (iv) Tenant shall indemnify, defend and hold harmless Landlord, in accordance with the procedure set forth in Section 16.2, from and against any and all Losses incurred by Landlord, whether before, during or after the Lease Term, arising from or related to any claims made against Landlord by the proposed transferee or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed Transfer.
(f)    If Tenant receives any Transfer Premium in connection with any Transfer, then the following shall apply:
(i)    As a condition to Landlord’s consent to such Transfer (which condition the parties hereby agree is reasonable), Tenant shall pay to Landlord 50% of any Transfer Premium received by Tenant from such transferee within five days after its receipt thereof. As used herein, “Transfer Premium” means all rent, additional rent or other consideration payable by the transferee in excess of the Rent payable by Tenant under this Lease on a per rentable square foot basis of the Subject Space, even if less than all of the Premises is transferred, and also includes all bonus money paid by the transferee to Tenant in connection with such Transfer and any payment in excess of fair market value for services rendered by Tenant to the transferee or for assets transferred by Tenant to the transferee in connection with such Transfer.
(ii)    Within 60 days following each anniversary of the effective date of a Transfer, Tenant shall deliver to Landlord a written statement of the Transfer Premium for the subject Transfer and for the subject year, which statement shall be reasonably satisfactory to Landlord in form and substance. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable prior notice to audit the books and records of Tenant relating to any Transfer during Tenant’s regular business hours. Landlord shall keep any information gained from the inspection of Tenant’s books and records confidential and shall not disclose it to any other party, except as may be required by law. If the Transfer Premium for any Transfer shall be found understated, Tenant shall pay to Landlord the deficiency and, if understated by more than 3%, Tenant shall pay to Landlord, upon demand, Landlord’s costs of such audit. If the Transfer Premium is understated by more than 10%, such understatement shall be deemed an Event of Default.
(g)    No Transfer shall relieve Tenant from liability under this Lease, and Tenant shall remain primarily liable for all of its obligations hereunder.
10.3    Landlord’s Recapture Right. Notwithstanding any contrary provision of this Lease, Landlord shall have the option, by giving notice to Tenant within 30 days after receipt of any Transfer Notice, to (a) recapture the Subject Space or (b) take an assignment or sublease of the Subject Space from Tenant. Such recapture notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If the Subject Space is assigned or subleased by Tenant to Landlord, the rent for the Subject Space payable by Landlord to Tenant shall be the effective rent (taking into account all concessions made by Tenant to the Transferee) set forth in the Transfer Notice, and all other provisions of this Lease shall remain in full force and effect, and upon request of either party, the parties shall execute a written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this Section then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to the other provisions of this Article. If Landlord sublets the Subject Space from Tenant, it may sublet same to others without Tenant’s consent.
10.4    Permitted Transfers. Notwithstanding any contrary provision of this Lease and so long as no Event of Default has occurred and is continuing, Tenant is not required to obtain Landlord’s consent in the case of a Transfer to an Affiliate of Tenant or to an entity that purchases Tenant and all of the assets of Tenant; provided, that Tenant shall comply with Sections 10.2(e)(i) and (iii) hereof and such Transfer shall not relieve Tenant from liability under this Lease, and Tenant shall remain primarily liable for all of its obligations hereunder.
10.5    Prohibition Against Liens. Notwithstanding any contrary provision of this Lease, Tenant shall not (a) grant any mortgage, security interest or other lien or encumbrance with respect to this Lease, any portion of the Premises or any interest of Tenant herein or therein or (b) permit to exist any lien or encumbrance with respect to this Lease, any portion of the Premises or any interest of Tenant herein or therein (other than liens or encumbrances resulting from the act or omission of any Landlord Party). Nothing herein shall prohibit the granting of a security interest by Tenant in and to its personal property, equipment and trade fixtures and Landlord hereby waives any landlord’s lien, statutory lien or security interest Landlord may have in and to the Tenant’s personal property, equipment and trade fixtures.
10.6    Transfer of Property. In the event of any transfer of Landlord’s interest in the Property other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee, provided that such transferee shall assume all such obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.
ARTICLE XI
DAMAGE OR DESTRUCTION; EMINENT DOMAIN
11.1    Damage or Destruction.
(a)    If the Premises or Building are damaged or destroyed by casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, then Landlord shall diligently restore the same (or cause the same to be restored), provided (i) the estimated cost of restoration does not exceed 25% of the full replacement cost of the Building and (ii) such restoration can be made, in Landlord’s reasonable judgment, within 365 days after the date of the casualty. In no event shall Landlord’s restoration obligation exceed the amount of insurance proceeds made available to Landlord therefor (after taking into account the requirements of any Mortgage, any deductible and any uninsured loss), and Landlord shall have no obligation to commence such restoration until it receives such proceeds; provided, Landlord agrees to diligently pursue its insurance claim. Landlord’s obligation to restore the Building and the Premises (or cause the same to be restored) is limited to restoring them to the condition that they were in at the time of delivery of the Premises to Tenant. Landlord shall make a determination in its reasonable judgment as to whether the foregoing conditions have been, or can be, met, and shall give notice of such determination, including the estimated time to complete the restoration and the estimated cost of restoration) to Tenant, within 60 days after the date of the casualty.
(b)    This Lease may be terminated as a result of such damage or destruction in the following circumstances:
(i)    If Landlord reasonably determines that the conditions specified in subsection 11(a) (i) and (ii) have not been met and/or cannot likely be met, then this Lease shall automatically terminate as of the date of the casualty unless Landlord commits in its notice of such determination to nonetheless proceed with such restoration notwithstanding that such conditions have not been and/or cannot likely met; provided, if the time period to complete is longer than 365 days after the date of the casualty, Tenant may, within 30 days after such notice from Landlord, elect to terminate this Lease.
(ii)    If the restoration is not substantially completed within 365 days (or, provided Tenant does not otherwise elect to terminate this Lease pursuant to the terms above, within the time period for completion set forth in Landlord’s notice to Tenant under

Section 11.1(a)) after the date of the casualty (which 365-day period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure), Tenant shall have the right to terminate this Lease by giving thirty (30) days written notice thereof to Landlord after the expiration of such period (as so extended). If Tenant gives such notice and the restoration is not substantially completed within such 30-day period, then, at Tenant’s option, this Lease will terminate on the date which is 30 days after the expiration of such 30-day period.
(iii)    If the casualty occurs within the last 24 months of the Lease Term (disregarding any unexercised extensions), then either party shall have the right to terminate this Lease by giving notice to the other party within 30 days after the date of such casualty. If either party gives such notice, then this Lease will terminate on the date which is 30 days after such notice is given; provided, if Tenant thereafter exercises an Extension Option, Landlord shall not be permitted to terminate this Lease pursuant to this subsection 11. 1(b)(iii).
(c)    If this Lease is not terminated, Landlord shall promptly commence and diligently prosecute such restoration and shall complete the same by the date set forth in such notice subject to extension if Landlord is prevented from completing such restoration due to Force Majeure in accordance with all Requirements and in accordance with Section 11.1(a) above and in such event, the Rent shall abate proportionately for the period during which, by reason of such casualty, there is interference with Tenant’s use of the Premises and Tenant does not use the Premises, having regard for the extent to which Tenant actually discontinues Tenant’s use of all or any undamaged portion of the Premises due to such damage. Such abatement shall cease on the earlier to occur of (i) the 180th day after notice from Landlord that Landlord has restored the Premises to the condition required under subsection (a) above and when the other portions of the Building have been restored to such condition that Tenant is reasonably able to use the Premises and (ii) proportionately with reference to the portions of the Premises so repaired and restored on the respective date(s) Tenant actually resumes operations in such repaired and restored portion(s) of the Premises. Tenant, at its expense, shall restore Tenant’s Alterations in accordance with Section 9.2 and Tenant’s other property in the Premises promptly after receipt of notice that Landlord has restored the Premises to the condition required under subsection (a) above, or sooner, if Landlord’s restoration permits such work to be done earlier.
(d)    Notwithstanding subsections (b) and (c) above, Tenant shall have no right to terminate this Lease or obtain an abatement in Rent if the casualty was caused in whole or in material part by the act or omission of Tenant or any Tenant Party.
11.2    Eminent Domain.
(a)    If all of the Building, or such portion thereof as may materially and adversely affect the use of the Building by Landlord or any of its tenants, is taken by any public or quasi-public authority under the power of eminent domain, or transferred in lieu of such taking, Landlord shall have the right, at its option by notice to Tenant to such effect, to terminate this Lease. If Landlord so notifies Tenant, this Lease shall terminate on the date when such taking becomes effective.

(b)    If a portion of the Building is so taken and (i) such taking permanently deprives Tenant of a reasonable means of access to the Premises or (ii) the portion of the Building so taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such taking. If Tenant so notifies Landlord, this Lease shall terminate on the date when such taking becomes effective.
(c)    If a portion of the Premises is so taken and this Lease is not terminated in accordance with subsection (a) or (b) above, then (i) Landlord, without being required to spend more than it collects as an award for the taking such portion of the Premises (after taking into account the requirements of any Mortgage), shall restore that part of the Premises not so taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such taking, excluding Alterations and any of Tenant’s other property and (ii) Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. Tenant is not entitled to any compensation from Landlord for any loss of the use of all or any part of the Premises or any inconvenience, annoyance or interruption or loss of business, or for any other damage whatsoever, occasioned by any such taking or restoration.
(d)    Landlord shall have the sole right to receive any award or payment made in connection with any such taking. Tenant agrees to make no claim for compensation as a result of any such taking. Tenant hereby assigns to Landlord any rights which Tenant may have to any portion of any award or payment made in connection with any such taking, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name all documents necessary to effect such assignment. Nothing contained herein shall prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s property installed in the Premises which does not become Landlord’s property upon the termination of this Lease and for relocation expenses, provided that such claim does not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.
(e)    If there is a taking of the Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant’s obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. Any taking that can reasonably expected to be less than one (1) year in duration shall be considered a taking for temporary use. Nothing contained herein shall prevent Tenant from pursuing a claim with the applicable public or quasi-public authority in connection with such temporary taking.
ARTICLE XII
RIGHTS OF MORTGAGEES; ESTOPPEL CERTIFICATES
12.1    Subordination and Attornment.
(a)    This Lease is subordinate to the lien of any mortgage, deed of trust, ground lease or similar encumbrance (each a “Mortgage” and each holder thereof a “Mortgagee”), and all renewals, modifications, consolidations, replacements or extensions of any such Mortgage, now or hereafter made and from time to time encumbering the Premises or any portion of the Property, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Mortgagee shall elect otherwise; provided that Tenant’s use and occupancy of the Premises shall not be disturbed so long as Tenant is not in default beyond any applicable notice and cure periods under this Lease. The provisions of this subsection are self-operative and require no further instruments to give effect hereto; provided, that Tenant shall from time to time, within 20 days after Landlord’s request, execute and deliver any documents or instruments that may be reasonably required by any Mortgagee to effectuate any subordination. A non-disturbance agreement in form mutually agreeable to Tenant and such current Mortgagee shall be entered into prior to the Commencement Date. The lender’s expense for any commercially reasonable changes to the lender’s form non-disturbance agreement and/or estoppel certificate requested by Tenant shall be paid by Landlord.
(b)    If a Mortgagee or any other Person succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this subsection are self-operative and require no further instruments to give effect hereto; provided, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy and (iii) containing such other terms and conditions as may be required by such Mortgagee, provided such terms and conditions do not increase the Rent, materially and adversely increase Tenant’s obligations or affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be: (A) liable for any act or omission of Landlord; (B) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord (except as provided in Section 3.4); (C) bound by any prepayment of more than one month’s Rent to any prior landlord; (D) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest (other than the Tenant Allowance); (E) bound by any obligation to perform any work or to make improvements to the Premises (other than Landlord’s Work); (F) bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent; (G) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord.
12.2    Mortgagee Notice and Cure Rights. Notwithstanding any contrary provision of this Lease, Tenant understands and agrees that, after Tenant has received notice from Landlord of the existence of any Mortgage, (a) no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to each Mortgagee (provided Tenant has been furnished the names and addresses of such Mortgagees), (b) Tenant will not exercise any right to cancel or terminate this Lease or to claim a partial or total eviction unless such a notice has been given and until a reasonable period for remedying such default has elapsed following such giving of notice (simultaneously with Landlord’s right to cure) and (c) the curing of any of Landlord’s defaults by any such Mortgagee shall be treated as performance by Landlord.

12.3    Estoppel Certificates. Landlord and Tenant agree, at any time and from time to time, within 20 days after the other party’s request (the “Requesting Party”), to execute, acknowledge and deliver to the Requesting Party and any other Person reasonably designated by the Requesting Party, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the Rent has been paid and the amount of any Security Deposit; (c) the Term Commencement Date, Rent Commencement Date and Expiration Date and whether any options to extend the Lease Term exist; (d) whether there is any free Rent or any other concession due to Tenant under the terms of the Lease; (e) whether any improvements to the Premises that were to have been made by Landlord remain uncompleted; (f) acknowledging that the Requesting Party is not in default under the Lease and that it has no claim or right of setoff against the Requesting Party (or, if such a default exists or such party has such a claim or right of setoff, specifying the nature thereof); and (g) as to such other matters concerning the Lease or Tenant’s occupancy of the Premises as the Requesting Party or any Person reasonably designated by the Requesting Party may reasonably request. Any such statement may be relied upon by the Requesting Party, any purchaser of the Building, the Property, or any interest therein and any Mortgagee.
ARTICLE XIII
END OF TERM
13.1    Surrender of Premises.
(a)    Upon the expiration or other termination of this Lease, Tenant shall surrender possession of the Premises to Landlord, free of subleases and occupants, and in as good order and condition as when Tenant took possession and (except as otherwise provided below) as thereafter improved by Landlord and/or Tenant, excepting only reasonable wear and tear and damage by casualty for which, under the terms of this Lease, Tenant has no responsibility. Tenant shall, at its expense, remove from the Premises all of Tenant’s personal property, kitchen equipment and fixtures, and such Alterations as Landlord may require it to remove pursuant to Section 9.2, repair all damage to the Premises and the Building resulting from such removal, and leave the Premises in broom clean condition with all refuse removed. Any such items that have not been so removed shall be deemed to have been abandoned by Tenant, and may either be retained by Landlord or removed and disposed of by Landlord at Tenant’s expense.
(b)    TENANT EXPRESSLY WAIVES TO LANDLORD THE BENEFIT TO TENANT OF 68 P.S. SECTION 250.501, BEING SECTION 501 OF THAT ACT, APPROVED APRIL 6, 1951, ENTITLED “LANDLORD AND TENANT ACT OF 1951”, AS MAY BE AMENDED FROM TIME TO TIME, REQUIRING NOTICE TO QUIT UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR AT THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED. TENANT COVENANTS AND AGREES TO VACATE, REMOVE FROM AND DELIVER UP AND SURRENDER THE POSSESSION OF THE PREMISES TO LANDLORD UPON THE EXPIRATION OF THE TERM OR UPON THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED, WITHOUT SUCH NOTICE, IN THE CONDITION AS REQUIRED ABOVE.

(c)    No act or thing done by Landlord or any Landlord Party shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
13.2    Holding Over. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord upon the expiration or other termination of this Lease then, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the expiration or other termination of this Lease, a sum equal to 150% of the Base Rent and 100% of the Additional Rent and other charges payable under this Lease for the last full calendar month of the Lease Term, (b) if such holdover exceeds sixty (60) days, be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding- over by Tenant, (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant, and (iii) special, consequential and punitive damages, and (c) indemnify, defend and hold Landlord harmless from and against all claims for damages by any such tenant in accordance with the procedure set forth in Section 15.2. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Lease Term. Nothing in this Lease shall be deemed to permit Tenant to retain possession of the Premises after the expiration or other termination of this Lease, and no acceptance by Landlord of payments from Tenant after such date shall be deemed to be other than on account of the amounts to be paid by Tenant in accordance with the provisions of this Section.
ARTICLE XIV
DEFAULT
14.1    Events of Default. Each of the following events shall constitute a default under this Lease by Tenant (each an “Event of Default”):
(a)    any failure by Tenant to make any payment of Rent or other payment required by this Lease when the same is due if such default is not cured within five days after notice of failure to pay provided that Tenant shall only be entitled to such written notice twice with respect to Base Rent in any 12-month period;
(b)    any abandonment or vacation of the Premises by Tenant without the payment of Rent;
(c)    any failure of Tenant to obtain and maintain the insurance required by Section 6.1 following 5 days’ written notice thereof;

(d)    any failure by Tenant to observe or perform any provision of Article VII if such failure continues for 15 days after notice of such failure from Landlord to Tenant;
(e)    any Transfer or attempted Transfer in violation of Article X;
(f)    any failure by Tenant to timely deliver any agreement or certificate required under Article XII following 5 days’ written notice thereof;
(g)    any default by Tenant in its obligations under Article XIII;
(h)    any failure by Tenant to observe or perform any other provision of this Lease if such failure continues for 30 days after notice of such failure from Landlord to Tenant, provided that if the nature of Tenant’s failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the 30-day period described above and thereafter diligently prosecutes such cure to completion within 60 days after such 30-day period, and further provided that such notice and cure period shall no longer apply if any such failure occurs more than twice in any 12-month period or if an event described in clause (i) or (j) below has occurred and is continuing;
(i)    a case or proceeding shall have been instituted, or a petition filed, against Tenant seeking a declaration or order for relief, or entailing a finding, that Tenant is insolvent or bankrupt, or seeking reorganization, liquidation, dissolution, winding-up, charter revocation or other similar relief with respect to Tenant or such guarantor or any of its properties, assets or debts, or seeking the appointment of a receiver, trustee, custodian, liquidator, sequestrator or similar official for Tenant or any of its properties or assets, and such proceeding results in the making, entry or grant of any such declaration, order, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 90 consecutive days; or
(j)    Tenant shall become insolvent or bankrupt, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a case or proceeding or file a petition described in subsection (i) above, shall consent to any such declaration, order, finding, relief or appointment described in subsection (i) above or shall take any action in furtherance of any of the foregoing.
14.2    Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Governmental Rules (at law or in equity) or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:
(a)    Landlord may continue this Lease in full force and effect (and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease as provided in subsection (b) below), and Landlord shall have the right to collect past due Rent and Rent when due.
(b)    With or without terminating this Lease, Landlord may, at its sole option, (i) re-enter the Premises or any part thereof, (ii) repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property from the Premises in any manner permitted under applicable Governmental Rules, and (iii) relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its reasonable discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for reasonable failure to relet or, in the event of any such reletting, for reasonable failure to collect any rent due upon any such reletting; and no such reasonable failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Any rent received by Landlord in connection with any reletting which is in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall pay to Landlord, upon demand, all reasonable expenses incurred by Landlord in connection with Landlord’s re-entry upon the Premises and any reletting of the Premises, including without limitation repossession costs, brokerage commissions, attorneys’ fees and disbursements and alteration costs.
(c)    Landlord may, at its sole option, give to Tenant three days’ notice of termination of this Lease (which notice may be given concurrently with any required notice of an Event of Default), in which event this Lease shall terminate with the same force and effect as if the date set forth in such notice was the Expiration Date. In such event, Tenant shall quit and surrender the Premises to Landlord, and Landlord may exercise any of its remedies under subsection (b) above. In addition, Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord with respect to periods prior to the date of termination.
(d)    Whether or not this Lease is terminated, Landlord may, at its sole option, (i) retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, Security Deposit or otherwise, which monies, as well as any monies owed by Landlord to Tenant under this Lease, to the extent not otherwise applied to amounts due and owing to Landlord or paid by Landlord, shall at Landlord’s option, either be held by Landlord as additional security under the Lease or credited by Landlord against any damages payable by Tenant to Landlord, and (ii) sell at public or private sale all or any part of Tenant’s property in the Premises. Tenant hereby grants to Landlord a security interest in such property as collateral security for all Rent and the fulfillment of all other obligations of Tenant under this Lease, and Tenant hereby authorizes Landlord to file such financing statements and other filings as are necessary for Landlord to perfect such security interest.
(e)    In the event that this Lease is terminated as a result of an Event of Default by Tenant, in addition to Tenant’s other obligations hereunder, if and to the extent that Landlord does not recover Base Rent for a period after termination (accelerated or otherwise), Tenant shall pay to Landlord an amount equal to the unamortized costs of the Tenant Allowance calculated using the straight-line method of amortization over the Initial Term at the Default Rate.
14.3    Landlord’s Right to Perform. If Tenant defaults in the performance of its obligations under this Lease (whether or not such default constitutes an Event of Default), Landlord, without waiving such default, may perform such obligations at Tenant’s expense (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use of the Building by any other tenant, (ii) materially interferes with the efficient operation of the Building or all or any portion of the Property, or (iii) results in a violation of any Requirement, and (b) in any other case, if such default continues after 10 days from the date

Landlord gives notice of Landlord’s intention to perform the defaulted obligation, provided that Landlord shall provide to Tenant prompt written notice of its performance of such obligation. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it shall be paid by Tenant to Landlord on demand, with interest thereon at the Default Rate from the date incurred by Landlord.
14.4    Bankruptcy Event. Notwithstanding any contrary provision of this Lease, the following provisions shall apply if a Bankruptcy Event occurs.
(a)    As used herein, “Bankruptcy Event” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, 13 or 15 of the Bankruptcy Code, and “Bankruptcy Code” means 11 U.S.C. 101, et seq., as amended.
(b)    The trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume, or cause the assumption of, this Lease only if, within 120 days after the date of the filing of the voluntary petition or the entry of the order for relief (or such additional time not in excess of 90 days as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 120-day period), it files a motion to assume the Lease with the appropriate court and satisfies all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable: (i) all Events of Default which are capable of cure must be cured (which, in the case of monetary defaults, means payment in full of the amount owed in cash); (ii) Landlord must be fully compensated for any Loss that Landlord has incurred as a result of any Event of Default which is incapable of cure; (iii) an amount must be deposited with Landlord, as security for the timely payment of Rent and other monetary obligations, equal to the sum of two months’ Rent (which amount is in addition to any Security Deposit required hereunder); and (iv) the assuming party must agree to pay in advance, on each day that Base Rent is payable, monthly installments on account of Additional Rent.
(c)    The trustee or the debtor-in-possession may (subject to final approval of the court) assign, or cause the assignment of, this Lease only if the following conditions are satisfied, which Landlord and Tenant acknowledge to be commercially reasonable: (i) the requirements of subsection (b) above have been satisfied by the trustee, debtor-in-possession or proposed assignee; (ii) none of the conditions described in Section 10.2(c) shall exist with respect to the proposed assignment, the proposed assignee or its proposed use of the Premises and the proposed assignment otherwise shall otherwise comply with Section 10.2; (iii) the proposed assignee shall have submitted current financial statements, audited by a certified public accountant, that evidence a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and (iv) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee shall obtain a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness.
(d)    If this Lease is rejected by the trustee or the debtor-in-possession, then: (i) for purposes of measurement of damages by reason of such rejection, and in addition to all amounts due pre-petition or separately due as administrative rent, the measure shall be, at Landlord’s option, (A) the survival of liability measure under Lease, (B) the acceleration measure as otherwise permitted in the Lease or (C) such other measure as is otherwise permitted by bankruptcy law as then in effect; (ii) Tenant specifically agrees that it shall immediately vacate possession, and specifically authorizes Landlord to re-enter the Premises, without prejudice to Landlord’s claim for rejection damages; and (iii) rejection shall be deemed a material breach, and Landlord may thereafter, for purposes of its rights vis-à-vis any non-debtor parties (e.g., guarantors or subtenants), give notice to such non-debtor parties that the Lease has been rejected and that Landlord is entitled to the same performance of and remedies against such non-debtor parties as if this Lease had been terminated.
(e)    All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.
14.5    Mitigation. Notwithstanding anything to the contrary in this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages as a result of an Event of Default by Tenant under this Lease by offering to relet the Premises. Notwithstanding the foregoing, Tenant agrees that Landlord shall (i) not be required to market or relet the Premises, or any portion thereof, ahead of other space in the Building or in other properties or buildings owned by Landlord, or an Affiliate of Landlord, which is vacant or about to become vacant, and (ii) have satisfied the provisions of this clause if Landlord has used commercially reasonable efforts to seek to relet the Premises, whether or not such efforts are successful.
14.6    Judgment in Ejectment. FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE PREMISES AND, AT LANDLORD’S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT.
14.7    Landlord Default. The failure of Landlord to comply with any of its obligations hereunder thirty (30) days after receipt of written notice thereof from Tenant, provided that if the nature of Tenant’s failure is such that more than 30 days are reasonably required for its cure, then Landlord shall not be in default if it begins such cure within the 30-day period described above and thereafter diligently prosecutes such cure to completion within 60 days after such 30-day period, shall constitute a default entitling Tenant to all rights and remedies available at law and equity.
ARTICLE XV
LIABILITY AND INDEMNIFICATION
15.1    Liability.
(a)    Except for Landlord’s or Landlord Parties’ gross negligence or willful misconduct, Landlord shall not be liable to Tenant or any Tenant Party, and Tenant (on behalf of itself and all Tenant Parties) hereby waives all claims against Landlord and all Landlord Parties, for (i) any injury or death to any person and (ii) any damage to or destruction of any property. Tenant hereby assumes all risk of loss or damage to furnishings, fixtures, equipment, supplies, merchandise and other property located in the Premises and the Basement, except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord or any Landlord Party. Except for Tenant’s or Tenant Parties’ gross negligence or willful misconduct, Tenant shall not be liable to Landlord or any Landlord Party, and Landlord (on behalf of itself and all Landlord Parties) hereby waives all claims against Tenant and all Tenant Parties, for (i) any injury or death to any person and (ii) any damage to or destruction of any property. Tenant hereby assumes all risk of loss or damage to the Building and the Property, except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord or any Landlord Party.
(b)    Notwithstanding any contrary provision of this Lease, in no event shall Landlord be liable to Tenant or any Tenant Party for any damages arising out of any interruption or loss of business, lost revenues or lost profits, or any consequential, special, punitive or other non-direct damages, and Tenant (on behalf of itself and all Tenant Parties) hereby waives any right to assert any claim for such damages. Except to the extent specifically set forth in this Lease, in no event shall Tenant be liable to Landlord or any Landlord Party for any damages arising out of any interruption or loss of business, lost revenues or lost profits, or any consequential, special, punitive or other non-direct damages, and Landlord (on behalf of itself and all Landlord Parties) hereby waives any right to assert any claim for such damages.
(c)    Tenant (on behalf of itself and all Tenant Parties) agrees to look solely to Landlord’s equity interest in the Building for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment or for the payment of any monetary obligation to Tenant.
(d)    Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, Tenant shall not make or be entitled to make, and Tenant hereby waives, any claim for damages based upon any assertion that Landlord unreasonably withheld, conditioned or delayed its consent or approval. Tenant’s sole remedy with respect to the same shall be an action or proceeding for specific performance, injunction or declaratory judgment.
(e)    In the event of the sale or other transfer of Landlord’s interest in the Premises, Landlord shall thereupon and without further act by either party be released and discharged of all of its obligations under this Lease, whether then accrued or thereafter accruing, provided such obligations are assumed by Landlord’s successor in interest.
15.2    Indemnification.
(a)    Tenant shall indemnify, defend and hold harmless Landlord and the other Landlord Parties from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation attorneys’ fees and disbursements and court costs and any amounts which are incurred by Landlord as a result of any Bankruptcy Event) of any kind or nature (collectively, “Losses”) arising from or related to: (i) any default by Tenant in its obligations under this Lease; (ii) the use or occupancy of the Premises, Basement, or any other portion of the Property; (iii) the condition of the Premises, Fitness Center Area, or the Property or any occurrence or happening in the Premises or any other portion of the Property from any cause whatsoever, except to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Party; or (iv) any acts or omissions of Tenant or any other Tenant Party in, on or about the Premises or the Property. Landlord shall indemnify, defend and hold harmless Tenant and the other Tenant Parties from and against any Losses arising from or related to: (i) any default by Landlord in its obligations under this Lease; (ii) the Common Areas from any cause whatsoever, except to the extent resulting from the negligence or willful misconduct of Tenant or any Tenant Party; or (iii) any negligence or willful misconduct of Landlord or any other Landlord Party in, on or about the Building or the Property.
(b)    If any claim, action or proceeding (each a “Proceeding”) is made or brought against any indemnified party under subsection (a) above for which such indemnified party is entitled to indemnification under subsection (a) above or any other provision of this Lease then, upon demand by such indemnified party, Landlord or Tenant, as applicable, at its expense, shall resist or defend such Proceeding in such indemnified party’s name (if necessary), by attorneys approved by such indemnified party, which approval shall not be unreasonably withheld (attorneys for Landlord or Tenant’s insurer, as applicable, shall be deemed approved for purposes of this subsection). Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any Proceeding involving potential liability in excess of the amount available under the indemnifying party’s liability insurance for such claim and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. If the indemnifying party fails to diligently defend or if there is a legal conflict or other conflict of interest, then the indemnified party may retain separate counsel at the indemnifying party’s expense. The indemnifying party may settle, or direct an indemnified party to settle, any Proceeding provided that (i) such settlement involves no obligation on the part of such indemnified party other than the payment of money, (ii) any payments to be made pursuant to such settlement are paid in full exclusively by the indemnifying party at the time such settlement is reached, (iii) such settlement does not require such indemnified party to admit any liability and (d) such indemnified party receives an unconditional release from the other parties to such Proceeding.

ARTICLE XVI
GENERAL PROVISIONS
16.1    Reserved.
16.2    Building Name. Tenant shall not be allowed to use the name of the Building or the Property in connection with any business carried on in the Premises (except as Tenant’s address) without the consent of Landlord. Landlord shall have the right to change the name of the Building or the Property at any time.
16.3    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such information strictly confidential and shall not disclose such confidential information to any Person other than such of Tenant’s officers, directors, equity holders, employees, lenders and financial, legal and space planning consultants to whom such disclosure is required for a valid business purpose or except as otherwise required by applicable Governmental Rules.
16.4    Financial Statements. Within 10 days after Landlord’s or Landlord’s lender(s)’ request, Tenant shall deliver to Landlord the most recently prepared unaudited quarterly financial statements and audited annual financial statements for Tenant. Such quarterly and annual financial statements shall include, at a minimum, a balance sheet, an income statement, and a statement of change in financial position or sources and uses of cash, together with any accompanying notes.
16.5    Force Majeure. Landlord shall not have any liability for any failure to perform or observe any of its obligations under this Lease if Landlord is prevented or delayed from so doing in whole or in part by reasons of Force Majeure, and the period for Landlord’s performance or observance of such obligations shall be extended for a period equivalent to the period during which such event of Force Majeure exists.
16.6    Guarantors. If a guarantor is indicated in Section 1.1, this Lease shall not become effective unless and until each such guarantor executes and delivers a leasehold guaranty agreement.
16.7    Joint and Several Liability. If two or more individuals, corporations, partnerships or other business entities (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such Person to pay Rent and perform all of Tenant’s other obligations hereunder shall be joint and several. In like manner, if Tenant is a partnership or other business entity which, by virtue of applicable Governmental Rules, subjects any of its equity holders to personal liability, each of such equity holders shall have joint and several liability with Tenant.
16.8    Intentionally Omitted.
16.9    Lease Disputes. The parties agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the Commonwealth of Pennsylvania located in Allegheny County or in the federal courts for the Western District of Pennsylvania and for that purpose hereby expressly and irrevocably submit themselves to the jurisdiction of such courts. The parties agree that so far as is permitted under applicable Governmental Rules, this consent to personal jurisdiction is self-

operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted under applicable Governmental Rules, is necessary in order to confer jurisdiction upon them in any such court.
16.10    Memorandum of Lease. Neither party shall record this Lease; however, upon the request of either party, the other party will in good faith cooperate in the prompt preparation, execution, delivery and recording of a reasonable and recordable short-form memorandum of this Lease, provided that no economic terms of the Lease are disclosed in such memorandum.
16.11    Non-Discrimination. Tenant covenants by and for itself, its successors and permitted assigns and all other Persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall Tenant or any Person claiming under or through Tenant establish or permit any such discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.
16.12    Notices. All notices, consents, requests, demands, statements and other communications required or permitted under this Lease: (a) shall be in writing; (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telefacsimile (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender’s telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telefacsimile. All such communications shall be sent to the addresses or numbers of the parties set forth in Section 1.1, or to such other addresses or numbers as either party may inform the other by giving 10 days’ prior notice.
16.13    Intentionally Omitted.
16.14    Reservations by Landlord. Notwithstanding any contrary provision of this Lease, Landlord reserves to itself the following rights so long as the exercise thereof does not materially and adversely interfere with any of Tenant’s rights hereunder or materially and adversely affect Tenant’s Permitted Use of the Premises, or any part thereof, or otherwise violate any other provision of this Lease: (a) to erect, use and maintain pipes and conduits in and through the Premises; (b) to effect such tenancies in the Building and any other portion of the Property as Landlord may elect; (c) to grant to anyone the exclusive right to conduct any particular business in the Property so long as such grant does not deprive Tenant of its right to use the Premises for the Permitted Use; (d) to install, affix and maintain such signs on any portion of the interior or exterior of the Property (other than the Premises) as Landlord may elect; (e) to grant and record easements, restrictive covenants, declarations and other restrictions encumbering the Property or any portion thereof so long as such grant does not deprive Tenant of its right to use the Premises for the Permitted Use, and Tenant agrees to promptly execute any documents reasonably requested by Landlord to effect or confirm any such grant; and (f) to expand the Building by adding space on the existing roof pending structural adjustments to the roof structure and approvals from required governmental entities. No exercise by Landlord of any such right shall give rise to any liability of Landlord, entitle Tenant to any offset against or abatement of any Rent, release Tenant from any of its obligations hereunder or constitute an actual or constructive eviction of Tenant; provided, Landlord hereby acknowledges that Landlord may not exercise any of such rights above to the extent such exercise shall violate or breach any other term or provision of this Lease.
16.15    Survival. All obligations and liabilities of Landlord or Tenant to the other which accrue before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.
16.16    Time of the Essence. Time is of the essence with respect to this Lease and each of its provisions.
16.17    Unenforceability. If any provision of this Lease, or its application to any Person or circumstance, shall ever be held to be invalid or unenforceable, then the remainder of this Lease or the application of such provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by applicable Governmental Rules.
16.18    WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER OF ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR TENANT’S USE OR OCCUPANCY OF THE PREMISES.
16.19    Patriot Act. Landlord and Tenant each represents that neither Landlord nor Tenant nor any of their constituents or affiliates are in violation of any Governmental Rules relating to terrorism or money laundering, including the Executive Order and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).
16.20    Limitation on Damages. Except as otherwise specifically provided in this Lease, neither party shall be liable to the other for any consequential, punitive or special damages; provided, that the foregoing shall not limit the indemnification obligations of a party if such damages are recovered from an indemnified party by a third party.
16.21    Landlord’s Responsibilities and Obligations. Notwithstanding anything to the contrary contained in this Lease, to the extent that Landlord has responsibilities or obligations pursuant to this Lease, Landlord shall have the right, without notice to, or the consent of, Tenant, to perform such responsibilities or obligations itself or cause any or all of such responsibilities or obligations to be performed by a third party, including, without limitation, a property manager.
16.22    Miscellaneous. This Lease and the Exhibits hereto: (a) may be amended only by a writing signed by each of the parties; (b) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (c) contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (d) is governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws rules; and (e) is binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns. The waiver by a party of any default under any provision of this Lease must be in writing, and any such waiver shall not operate as, or be construed to be, a waiver of any subsequent default. No acceptance by Landlord of any Rent or other performance required of Tenant under this Lease shall constitute a waiver of any default by Tenant. Delivery of an executed counterpart of this Lease by telefacsimile or other electronic delivery shall be equally as effective as delivery of a manually executed counterpart of this Lease. Any party delivering an executed counterpart of this Lease by telefacsimile or other electronic delivery shall, unless the parties otherwise agree, also deliver a manually executed counterpart of this Lease, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Lease.
16.23    Brokers. Each party represents and warrants that it has not dealt with any broker in connection with this Lease, and each party agrees to indemnify and defend the other against any cost, claim or expense arising in any manner out of any dealings which either party had with any broker other than such named person(s), if any, concerning the Lease.
[Signature Page Follows]

16.24    Tenant’s Understanding. TENANT ACKNOWLEDGES THAT TENANT UNDERSTANDS THE CONFESSION OF JUDGMENT AUTHORIZED IN SECTION 14.7 OF THIS LEASE; THAT THIS TRANSACTION IS COMMERCIAL AND NONRESIDENTIAL IN NATURE; AND THAT TENANT WAIVES ANY RIGHT TO A HEARING OR TRIAL IN COURT WHICH WOULD OTHERWISE BE REQUIRED BY LAW AS A PRIOR CONDITION TO LANDLORD’S OBTAINING THE JUDGMENT AUTHORIZED IN SECTION 14.6.
16.25    Waiver regarding Powers of Attorney. TENANT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY WAIVES THE EFFECT AND APPLICATION OF, AND AGREES THAT LANDLORD SHALL NOT BE BOUND BY, THE DUTIES AND OBLIGATIONS IMPOSED BY 20 PA.C.S. SECTION 5601.3(B) WITH REGARD TO ANY RIGHT, POWER OR REMEDY GRANTED TO LANDLORD IN THIS LEASE. THIS WAIVER OF THE PROVISIONS OF 20 PA.C.S. SECTION 5601.3(B) IS GIVEN KNOWINGLY AND VOLUNTARILY BY TENANT AFTER BEING ADVISED BY COUNSEL OF TENANT’S CHOOSING, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE WHERE THE OBLIGATIONS IN SAID 20 PA.C.S. SECTION 5601.3(B) WOULD APPLY.
IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this instrument under seal as of the day and year first above set forth.

LANDLORD:

ALPHA 4, L.P.

By:	Alpha 4, GP, LLC, its general partner

By:	/s/ Anthony Dolan
Name:	Anthony Dolan
Title:	President

TENANT:

DUOLINGO, INC.

By:	/s/ Luis Von Ahn
Name:	Luis Von Ahn
Title:	CEO

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF ALLEGHENY	)
On this, the 18th day of November, 2015, before me, the undersigned officer, personally appeared Luis von Ahn who acknowledged himself to be the CEO of DUOLINGO, INC., a Delaware corporation, and he as such CEO, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Sworn to and subscribed to before me this 18 day of November, 2015

/s/ Jennifer A. Due
Notary Public

My Commission Expires: June 18 2019

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
Jennifer Anne Due, Notary Public City of Pittsburgh, Allegheny County
My Commission Expires June 18, 2019
MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES

EXHIBIT A
PREMISES FLOOR PLAN
(See Attached.)
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT B
TENANT ADDENDUM
The provisions of this Tenant Addendum are intended to supplement the Lease as if such provisions were set forth in full therein. If any provision of this Tenant Addendum conflicts with any provision of the Lease, the terms of this Tenant Addendum shall control.
1.    Early Access. Notwithstanding the foregoing, Tenant shall have the right to enter the Premises one hundred and twenty (120) days prior to the anticipated Delivery Date for the purposes of preparing the space for occupancy and facilitating Tenant’s move-in and start-up of business operations, so long as any such entry is coordinated with Landlord and Landlord’s contractors and such entry and installations do not unreasonably interfere with the work being performed by Landlord’s workmen or contractors in the Premises. No such entry shall be deemed Tenant’s possession of the Premises, or otherwise affect the occurrence of the Term Commencement Date. In any such event, the Tenant’s workmen and contractors shall take reasonable steps to minimize interference with any work being simultaneously performed by the Landlord’s workmen or contractors in the Premises. In the event of any unreasonable interference prior to Delivery Date, Landlord shall have the right to provide written notice to Tenant of such interference, and Tenant shall cause its workmen and contractors to cease such interference or cease performing such work until Landlord’s workmen and contractors have completed their work. Any such early entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, including, without limitation, providing certificate(s) of insurance required under this Lease, excluding only the covenant to pay Rent.
2.    Extension Options. If any Extension Option is indicated in Section 1.1, Tenant shall have the option to extend the Lease Term for the number of successive extension terms and the number of years for each extension term as specified in Section 1.1 in accordance with the following:
(a)    Tenant may not exercise any Extension Option unless, on the date when such option is exercised, (i) this Lease is in full force and effect, (ii) no Event of Default, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing, and
(b)    Tenant shall exercise an Extension Option by giving Landlord notice to such effect (which notice shall be irrevocable) not less than 225 days prior to the first day of such extension term. Upon the giving of such notice, this Lease shall be deemed to be extended for the period of the relevant extension term without the execution of any further instrument (although either party may request an amendment to the Lease to reflect such extension and the terms thereof, in which case the parties will in good faith negotiate and execute such an amendment). The failure to give such notice by such date shall constitute a waiver by Tenant of any right to extend the Lease Term.
(c)    The provisions of the Lease shall remain in full force and effect during any extension term except that (i) the Lease Term will be extended by the period of such extension term, (ii) the Base Rent for the extension term shall be as set forth in Section 1.1 of the Lease for the applicable Extension Option and (iii) if such Extension Option is the only or final Extension Option, Tenant shall have no further right to renew the Term.
Notwithstanding the foregoing, Tenant may not exercise the first Extension Option effective upon the expiration of the Initial Term if the first floor tenant has exercised a right to lease the entire Premises on the second floor of the Building which right is exercised on or before the commencement of the fourth (4th) year of the Initial Term and Landlord has notified Tenant of the exercise of such right by the First Floor Tenant on or before the commencement of the fourth (4th) year of the Initial Term (the “First Floor Tenant Right”).
3.    Roof Equipment. Landlord hereby grants to Tenant, at Tenant’s expense, the right to install, use, maintain and operate on the roof of the Building one satellite dish or similar antennae or telecommunications equipment (the “Roof Equipment”) in accordance with the following:
(a)    The Roof Equipment shall be of a size and located in an area to be mutually agreed upon by Landlord and Tenant.
(b)    The Roof Equipment shall be for the sole use of Tenant and may be used only in connection with Tenant’s business within the Premises. Tenant shall provide upon request sufficient detail to ascertain that such equipment shall not be installed in a manner that will adversely affect other tenants of the Building.
(c)    The installation, use, maintenance, repair and operation of the Roof Equipment shall at all times comply with all applicable Requirements and any applicable provisions of the Lease (including without limitation Sections 7.1, 8.8, and 9.2). Tenant shall obtain any approval required by any regulatory body having authority over the installation or operation of the Roof Equipment and upon Landlord’s request, shall deliver evidence of same to Landlord.
(d)    The installation of any Roof Equipment shall be considered to be an Alteration and shall be subject to all of the provisions of Section 9.2 of the Lease. Tenant shall maintain and repair the Roof Equipment in accordance with Section 9.1 of the Lease. Without limiting the generality of the foregoing, Tenant shall promptly repair, or at Landlord’s option, be responsible for the Landlord’s reasonable cost to repair, any damage to the roof or the Building caused by reason of the installation, use, maintenance, repair, operation or removal of the Roof Equipment.
(e)    Tenant and Tenant Parties shall have access to the roof in order to install, use, maintain, repair, operate and remove the Roof Equipment. Such access shall be upon prior notice to Landlord and shall be subject to Landlord’s reasonable safeguards for the security and protection of the Building and the Systems and Equipment, which may include a requirement that a representative of Landlord be present.
(f)    If requested by Landlord, the Roof Equipment shall be installed or relocated in such a way, and with appropriate screening materials, so as to minimize the visibility of the Roof Equipment from any vantage point on the ground level of the Property or the public streets adjoining the Property.

(g)    Tenant shall remove any Roof Equipment upon the expiration or earlier termination of this Lease. Tenant shall repair any damage to the Property or the Building caused by the removal of any Roof Equipment. Tenant acknowledges that Landlord hereby expressly disclaims any and all warranties, express or implied, relating in any way to the effectiveness and/or reception of Roof Equipment.
(h)    Tenant acknowledges that any roof penetrations are subject to Landlord’s prior approval and, at Landlord’s option, shall be done by Landlord’s roof contractor, at Tenant’s sole cost and expense. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorneys’ fees) imposed upon or incurred by or asserted against Landlord arising out of the installation, use, maintenance, repair, operation or removal of Tenant’s Roof Equipment.
(i)    In the event that Landlord adds a third floor to the Building for use by a party other than Tenant, Landlord shall be solely responsible for the replacement or relocation of the Tenant’s then existing Roof Equipment so that Tenant’s use thereof is not impaired, which replacement or relocation shall be completed in accordance with this paragraph 3 and in a manner that minimizes the disruption of Tenant’s use and enjoyment of the Premises. [
4.    Termination Option. Tenant shall have the option to terminate this Lease (the “Termination Option”) effective at the end of the last day of the 42nd through 59th month of the Lease (each a “Termination Option Date”) by providing the Landlord written notice of Tenant’s intention to do so at least twelve (12) months prior to the applicable Termination Option Date (the “Termination Notice”). If Tenant exercises the Termination Option, Tenant shall pay to Landlord a fee (the “Termination Fee”) that is equal to the unamortized portion of the Tenant Allowance, amortized over a sixty (60) month period with interest at the Default Rate. The Tenant shall pay the Termination Fee monthly spread evenly over the remaining term of the Lease.
5.    Expansion Option. Landlord hereby grants to Tenant, during the initial four (4) years of the Lease Term, an expansion right with respect to any space on the second (2nd) floor of the Building, in increments of 4,000 square feet or more (each an “Expansion Space” and together, the “Expansion Spaces”), which may be exercised at any time and from time to time during such four (4) year period. If Tenant elects to exercise its expansion right, it shall provide Landlord with not less than four (4) months’ prior written notice of its intention to expand. The lease of any such Expansion Space will be on the same terms and conditions as those that affect the original Premises (including, without limitation, the Lease expiration date), however Tenant’s Proportionate Share will be increased to take into account the additional square footage of the applicable Expansion Space and all figures in this Lease affected by the addition of the rentable square footage of the applicable Expansion Space to the Premises will be adjusted accordingly, including the Base Rent and Tenant Allowance, which shall be increased proportionately to reflect the additional space. With respect to any Expansion Space leased pursuant to this paragraph, the calculation of the common area factor for the rentable square feet of the Expansion Space shall take into account the common area in the Basement as shown on Exhibit F.
6.    Roof. In the event that the First Floor Tenant Right is not exercised, and Tenant desires to expand onto space on the roof/third floor in the area designated by Landlord, the parties shall enter into separate negotiations that will commence on the date that the Landlord receives notice from the Tenant of its desire to lease additional space. If agreed upon by the parties, the terms and conditions of such additional space, and the construction thereof, shall be as set forth in the separate agreement between the parties in connection with such third floor space. Any such construction of the third floor shall be done according to plans and specifications, and construction procedures and protocols, approved in advance by Tenant, which approval shall not be unreasonably withheld, conditioned, or delayed.
7.    Right of First Refusal. In the event that the First Floor Tenant Right is not exercised, Landlord hereby grants to Tenant, during the Lease Term, a right of first refusal with respect to any additional unleased, unoccupied space in the Building (including without limitation, the third floor of the Building if and to the extent constructed or to be constructed,) provided that this right of first refusal shall not apply to the first floor of the Building, including the mezzanine therein, or the third floor, so long as it is being utilized for retail purposes. If Landlord issues a letter of intent to, or receives a bona fide offer from, a third party to lease any such additional space that is not then a part of the Premises (the “Third Party Offer”), Landlord shall promptly give Tenant written notice of such Third Party Offer. Tenant shall have ten (10) business days following receipt of such notice in which to elect in writing to lease such additional space on the terms and conditions in this Lease. If Tenant fails to provide to Landlord written notice within such ten (10) day period or does not accept the offer, then Landlord may proceed to lease the space to a third party in accordance with the terms and conditions of the Third Party Offer as transmitted to Tenant.
8.    Basement. The design of the basement of the Building (the “Basement”) in connection with the Bike Area and the Fitness Center Area, both as defined below, shall be as set forth on Exhibit A. Tenant acknowledges and agrees that Tenant’s use of the Basement shall be in common with others and that there have been no representations, promises or warranties made by or on behalf of Landlord with respect to the Basement or with respect to the suitability or availability thereof for the use of Tenant, Tenant’s employees, Tenants, and invitees. The use of the Basement, and all of its personal property located therein, is at Tenant’s sole risk, and in “as-is where-is” condition (except as set forth below in connection with the Bike Area to be improved by Landlord). Landlord has not made, does not make, and specifically negates and disclaims any and all representations, warranties, promises, covenants, agreements and guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, or, as to, concerning or with regard to the Basement. The parties recognize that the Basement is not included in the calculation of the square footage of the Premises.
The Tenant understands that Landlord shall not be responsible to provide security for the Basement; provided, however, Landlord shall have the right, but not the obligation, to install security to monitor the Basement (e.g. DVR camera with 24/7 monitoring). The Tenant understands that there are risks associated with the use of the Basement, and the Tenant completely and fully assumes the risk of any injuries that any of the parties accessing the Basement under or through Tenant may sustain during any such activities on the Basement.
9.    Bike Area. The Landlord agrees to install a bike storage area in the Basement of the Building (the “Bike Area”) for the daily use of the tenants and occupants of the Building. Such Bike Area, and ingress and egress thereto, shall be subject to the terms of this Lease and Landlord’s rules and regulations therefore, designated in writing from time to time. Usage of such areas by

Tenant and its employees and those claiming by or through Tenant, shall be at the Tenant’s and user’s sole risk. The Landlord will pay for the cost to create the bike area, which improvements shall be made upon mutual agreement of Landlord and Tenant, Tenant’s agreement not to be unreasonably withheld, conditioned, or delayed.
10.    Fitness Center Area. The Landlord agrees to provide Tenant with an area in the Basement to allow for Tenant’s installation, and use, of a fitness facility in the area identified on Exhibit A (the “Fitness Center Area”). Both parties acknowledge that the Landlord has no monies in its improvement budget or any financial obligations to improve the basement or provide any fitness equipment for the basement above and beyond providing for the Bike Area. All costs and expenses associated with the Fitness Center Area shall be borne by Tenant, including, without limitation, permitting in connection therewith, and all improvements shall be considered Alterations and subject to Exhibit E. During any construction, or use, of the Fitness Center Area, Tenant shall maintain insurance, as required in Article VI, on such area. Such Fitness Center Area, and ingress and egress thereto, shall be subject to the terms of this Lease and Landlord’s rules and regulations therefore, designated in writing from time to time. Usage of such areas by Tenant and its employees and those claiming by or through Tenant, shall be at the Tenant’s and user’s sole risk.
11.    Kitchen. Landlord acknowledges that Tenant plans to construct and use a commercial type kitchen including an exhaust hood within the Premises. The Tenant acknowledges that because Tenant will be operating a kitchen in the Building, Tenant agrees to install and maintain in the Premises such additional ventilation machinery and equipment (the “Kitchen Ventilation System”) as is reasonably necessary to ensure that the kitchen odors generated by Tenant’s business do not disturb other tenants or occupants of the Building. The Tenant acknowledges that Landlord may require subsequent changes and improvements to the Kitchen Ventilation System if it proves to be inadequate as determined by Landlord in its reasonable discretion. Landlord represents that the first floor retail tenant is not drawing make-up air from the roof.

EXHIBIT C
LANDLORD’S WORK
Office Floors
Turnover Condition
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT D
RULES AND REGULATIONS
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT E
RULES AND REGULATIONS FOR TENANT ALTERATIONS
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT F
SQUARE FOOTAGE CALCULATION
(See Attached.)
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT G
SIGNAGE LOCATION
(See Attached.)
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)